The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-200712

PRELIMINARY PROSPECTUS SUPPLEMENT (To the Prospectus dated January 15, 2015)	SUBJECT TO COMPLETION	DATED FEBRUARY 24, 2015

Shares

Common Stock

We are offering                  shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is currently listed on the NYSE MKT, under the symbol “CVSL.” The last reported sale price of our common stock on the NYSE MKT on February 23, 2015 was $5.86 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 6 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of the offering payable to Aegis Capital Corp., the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to         additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about February     , 2015.

Sole Book-Running Manager

Aegis Capital Corp

Co-Lead Manager

Feltl and Company

February       , 2015

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined, together with all documents incorporated by reference. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering and the information incorporated or deemed to be incorporated by reference therein. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

It is important that you read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information.” and “Incorporation of Certain Documents By Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, the common stock only in jurisdictions where such offers and sales are permitted. No action has been or will be taken in any jurisdiction by us or the underwriters that would permit a public offering of the common stock or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus supplement or the documents incorporated by reference.

We caution investors that any forward-looking statements presented in this prospectus supplement or the documents incorporated by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. Such statements are based on assumptions and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include the following:

•	We have suffered operating losses since inception and we may not be able to achieve profitability;

•	We may be unable to successfully implement our acquisitions strategy;

•	We may be unable to successfully integrate acquired companies;

•	We may have difficulty managing or supporting future growth;

•	A significant percentage of our voting securities are under the control of John P. Rochon;

•	We are dependent upon certain members of management and certain affiliated entities;

•	We depend on certain key personnel, the loss of which could have a significant adverse effect on the operations of the affected subsidiary;

•	We may be unable to attract and retain key employees and independent sales representatives;

•	We may be unable to compete in the market for the retention of independent sales representatives, acquisition candidates or product sales;

•	We may not satisfy U.S. and international regulatory requirements;

•	Our business depends upon our ability to gain market acceptance of our products;

•	Our business depends upon our information technology systems;

•	We are subject to certain risks of conducting business internationally;

•	We need to protect our intellectual property;

•	We need to protect against product liability claims or intellectual property claims; and

•	Our management will have broad discretion over our use of proceeds from this offering.

ii

This prospectus supplement and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  We do not undertake any obligation to release publicly any updates or revisions to our forward-looking statements to reflect events or developments occurring after the dates that such statements are made even if new information becomes available in the future.

For more information on the uncertainty of forward-looking statements, see “Risk Factors” beginning on page S-9 of this prospectus supplement as well as in our Annual Reports on Form 10-K/A and our Quarterly Reports on Form 10-Q/A.

INDUSTRY AND MARKET DATA

We obtained the industry and market data in this prospectus supplement from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data and the estimates provided involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

iii

PROSPECTUS SUPPLEMENT SUMMARY

The information included in this summary is described in more detail elsewhere in this prospectus supplement and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should read the entire prospectus supplement, accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying prospectus, our consolidated financial statements and the related notes, and the other documents or information included or incorporated by reference in this prospectus before making any investment decision. Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to the “Company,” “CVSL,” “we,” “us” and “our” refer to CVSL Inc.

Overview

We operate a multi-brand direct selling/micro-enterprise company that employs innovative operational, marketing, social networking and e-commerce strategies to drive a high-growth global business. We are engaged in a long-term strategy to develop a large, global, diverse company that combines the entrepreneurship, innovation and relationship-based commerce of micro-enterprise with the infrastructure and operational excellence of a large scale company. We are building an online “community” consisting of a growing number of entrepreneurs and their customers, who can share various economic benefits of membership. Our growth is supported by a highly disciplined acquisition strategy focused on quality targets that can benefit from our significant operational expertise, turnaround strategies, financial resources, access to innovative technologies, and core infrastructure. We completed our first seven acquisitions of direct selling companies during 2013 and in the first quarter of 2014 and currently have a presence in seven major product categories: home décor, gourmet foods and spices, nutritional supplements, skin care, home improvement, stationery and home security. During 2013, we had $84.9 million in revenues. The following table sets forth our quarterly revenues for the fiscal year ended 2013, revenues for the first, second and third quarter of 2014 and aggregate revenues for our four most recent reported quarters:

	Fiscal Year 2013				Fiscal Year 2014			Trailing Four
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Quarters
Revenues	$4,268,010	$20,116,868	$24,292,400	$36,810,551	$26,670,921	$24,586,118	$24,017,441	$112,085,031

Acquisitions

Our disciplined acquisition strategy is derived from the industry knowledge and operating expertise of our management team, which we believe allows us to identify, evaluate and integrate premium micro-enterprise companies that can benefit from our company’s resources, while contributing to our overall growth strategy. We have grown at a rapid pace as a result of our recent acquisitions and intend to continue to aggressively pursue additional acquisitions in the micro-enterprise space. As of the date of this prospectus supplement, our micro-enterprise portfolio is comprised of the following seven businesses:

Business*	Date of Acquisition	Number of Countries with Sales Presence	Products
The Longaberger Company (“TLC”)	March 18, 2013	2	Premium hand-crafted baskets and products for the home
Your Inspiration at Home (“YIAH”)	August 22, 2013	3	Hand-crafted spices from around the world
Project Home (formerly Tomboy Tools)	October 1, 2013	1	Tools designed for women, as well as home security systems
Agel	October 22, 2013	40	Nutritional supplements and skin care products
My Secret Kitchen	December 20, 2013	1	Unique line of gourmet food products
Paperly	December 31, 2013	1	Custom stationery and paper products
Uppercase Living	March 13, 2014	2	Customizable vinyl expressions for display on walls

In addition, on February 6, 2015, we signed a definitive acquisition agreement to acquire Kleeneze Limited, an entity that sells a variety of household goods in the United Kingdom and Ireland. See “—Recent Developments—Agreement to Acquire Kleeneze.”

____________

*We have signed a definitive acquisition agreement to acquire Golden Girls LLC (“Golden Girls”), an entity that exchanges gold, silver and platinum jewelry for cash; however, the transaction has not yet closed.

S-1

Each company we acquire maintains its own unique identity, sales force, leadership, brand and culture. CVSL looks to provide each company it acquires with a common shared corporate infrastructure that may provide operating efficiencies in areas such as sourcing, manufacturing, IT, distribution and administration. CVSL also offers operational expertise and cross-pollination of business ideas and best practices across companies. With each acquisition we expand our product and service base, our customer base and our geographic base, as well as our independent sales force. CVSL currently has sales in various countries around the world and has established a strong foundation for further international expansion for all of its companies. We believe we have an opportunity to leverage the resources, infrastructure and local market expertise we have in each of the countries where we have operations and sales.

In addition to the direct selling companies identified above, on September 25, 2012, we consummated a share exchange agreement (the “Share Exchange Agreement”) with Happenings Communications Group, Inc. (“HCG”) and Rochon Capital Partners, Ltd. (“Rochon Capital”), an entity controlled by John Rochon, our Chief Executive Officer and Chairman of the Board. Under the Share Exchange Agreement, in exchange for all of the capital stock of HCG, we issued 21,904,302 shares of our common stock to Rochon Capital (the “Initial Exchange”). The shares of our common stock received by Rochon Capital totaled approximately 90% of our issued and outstanding common stock at the time of issuance. The Initial Exchange was completed on September 25, 2012 and resulted in HCG becoming our wholly owned subsidiary. Under the Share Exchange Agreement, Rochon Capital also purchased and has the right to an additional 25,240,676 shares of our common stock (the “Second Tranche Stock”), which may be issued in the future under certain limited circumstances as hereinafter described.

On December 1, 2014, we entered into an amendment to the Share Exchange Agreement with Rochon Capital (as amended, the “Amended Share Exchange Agreement”), which became effective as of December 1, 2014 and limits Rochon Capital’s right to be issued the 25,240,676 shares of Second Tranche Stock solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock. Upon issuance, these shares will possess no rights other than voting rights and will be subject to strict transfer restrictions.

From September 2012 until our first acquisition in March 2013, our primary focus was on the publishing business conducted by HCG, which until March 2013 was our sole revenue producing business. For the year ended December 31, 2012, we derived $0.9 million in revenue from the operations of HCG. Prior to our acquisition of HCG in September 2012, our primary business was the development of products for medical use. The medical products line of business was terminated in December 2012. HCG publishes a monthly magazine, Happenings Magazine, which references events and attractions, entertainment and recreation, and people and community in Northeast Pennsylvania. HCG also provides marketing and creative services to various companies, including direct selling companies. Such services may include creating brochures, sales materials, websites and other communications for independent sales representatives and ultimate customers. As a result, HCG is available to serve as an “in-house” resource for our current direct selling companies and the direct selling companies we hope to acquire in the future.

Recent Developments

Agreement to Acquire Kleeneze

On February 6, 2015, Trillium Pond AG (“Trillium Pond”), a Swiss corporation indirectly wholly owned by us, entered into a Share Purchase Agreement (the “SPA”) with Findel plc (“Findel”), a company incorporated in England, to purchase from Findel all of the issued and outstanding share capital of Kleeneze Limited (“Kleeneze”), a company incorporated in England and Wales. Kleeneze has one wholly-owned subsidiary, Kleeneze (Ireland) Limited. The consummation of the acquisition is subject to certain conditions, including approval by the NYSE MKT. Kleeneze was founded in 1923 and sells a variety of household goods through a network of more than 7,000 independent sales representatives in the U.K. and Ireland.

S-2

Note: U.S. dollar amounts set forth below are based on a pound sterling/U.S. dollar exchange rate of $1.539: £1.00 on February 20, 2015.

Pursuant to the SPA, Trillium Pond has agreed to acquire all 2,500,001 shares of Kleeneze common stock issued and outstanding in exchange for payment to Findel of £3,618,534 (or approximately $5,568,924) (the “Base Consideration”) subject to adjustment based on Kleeneze’s final last twelve months earnings before interest, taxes, depreciation and amortization (“LTM EBITDA”) calculated prior to the closing date. The closing date is expected to be within 45 days of the execution of the SPA. Of the Base Consideration, £500,000 (or approximately $769,500) will be held in a retention or escrow account pending the final determination of the LTM EBITDA, if necessary. The SPA contains customary conditions required to be fulfilled or waived prior to consummation of the acquisition. There can be no guarantee that the conditions to closing will be met.

Should the LTM EBITDA fall below a predetermined amount, a portion of the Base Consideration can be paid, at Trillium Pond’s option, in either cash or shares of our common stock. Should the LTM EBITDA exceed the benchmark amount, the consideration will be increased by five times the increase of LTM EBITDA over the predetermined amount, but in no instance will total consideration exceed £5,000,000 (or approximately $7,695,000). Any consideration paid above the Base Consideration is to be paid in shares of our common stock.

The SPA provides that Kleeneze is to maintain approximately £5,119,949 (or approximately $7,879,602) of total working capital at closing, of which £866,000 (or approximately $1,332,774) is to be cash held by Kleeneze at closing. In addition, as part of the SPA, Findel has agreed to indemnify Trillium Pond against certain losses relating to potential breaches of the SPA, certain fees and expenses, and certain post-closing liabilities of Kleeneze.

The closing of the SPA is conditioned upon the delivery and execution of a Service Level Agreement (the “SLA”) between Findel’s wholly-owned subsidiary, Express Gifts Limited (“EGL”), and Kleeneze providing for (i) EGL to continue providing warehousing, packaging and fulfillment services, as well as other services such as of office space and information technology support, to Kleeneze for a minimum of eighteen (18) months after the closing, and (ii) Kleeneze to pay a fee per shipped order, dependent on the warehouse location, as well as certain fees associated with the other services described in the SLA.

In addition, the closing of the SPA is also conditioned upon the delivery and execution of a Transitional Services Agreement (the “TSA”) between Kleeneze and Findel providing for (i) Findel to continue to provide certain administrative functions to Kleeneze for a maximum of twelve months after the closing and (ii) Kleeneze to pay Findel agreed upon fees for such administrative services during the term of the TSA. Such services will include finance support, human resources and other back office services to support Kleeneze’s ongoing operations.

With the addition of Kleeneze, CVSL will include nine companies. The combined trailing 12 month revenue of CVSL and Kleeneze, based upon the most recently reported results, as of September 30, 2014, was over $180 million.

At-the-Market Issuance Sales Agreement

On December 3, 2014, we entered into an “At-the-Market Issuance Sales Agreement” with MLV & Co. LLC (“MLV”) pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through MLV, acting as agent.

Conversion of Note

On November 26, 2014, we issued 3,200,000 shares of our common stock to Richmont Capital Partners V LP (“RCP V”), upon conversion of the convertible subordinated unsecured promissory note in the principal amount of $20,000,000 that had been issued in 2012 to RCP V (the “RCP V Note”).

Sale Leaseback Agreement

On July 31, 2014, TLC and CFI NNN Raiders, LLC (“CFI”), entered into an Agreement of Purchase and Sale (the “Sale Leaseback Agreement”) pursuant to which TLC agreed to sell to CFI certain real estate owned by TLC and used by TLC in its manufacturing, distribution and showroom activities. The real estate described in the Sale Leaseback Agreement was purchased by CFI for an aggregate purchase price of $15,800,000 ($4,400,000 of which is held with CFI as a security deposit and will be released to TLC over time as certain targets are met).

S-3

Concurrently with entering into the Sale Leaseback Agreement, we entered into a Master Lease Agreement with CFI (the “Master Lease Agreement”). The Master Lease Agreement provides for a 15-year lease term and specifies the base quarterly payment for the real estate leased. The base quarterly payment in the first year is $551,772 and increases 3% annually each year thereafter. During the lease term, all of the costs, expenses and liabilities associated with the real estate are to be borne by us, and we are entitled to the unlimited use of the real estate. The Master Lease Agreement includes customary events of default, including non-payment by us of the quarterly payment or other charges due under the Master Lease Agreement. We used the proceeds from the sale of the real estate to pay off outstanding bank debt and intend to use the remaining proceeds for working capital purposes.

Strengths and Competitive Advantages

We believe that the following sets us apart from our competitors:

•	Our experienced management team and board of directors. Our management team and board of directors (the “Board”) are comprised of highly experienced industry leaders, including John P. Rochon, our Chairman of the Board and Chief Executive Officer. Mr. Rochon has 35 years of experience in capital markets, finance, operations, mergers and acquisitions, business planning, technology, sales and brand building, including an ownership position and prior senior management experience as the Chairman and Chief Executive Officer of Mary Kay Inc., a company he led through global expansion to 37 countries, a major investment in technology and a successful management-led leveraged buyout. Other members of the senior management team and the Board have also had significant experience in the direct selling industry and other industries, including Russell Mack (Mary Kay, American and United Airlines, the White House), Kelly Kittrell (Bank of America, Ernst & Young, KPMG Peat Marwick), William Randall (Mary Kay, BeautiControl), and Julie Rasmussen (Mary Kay, Hertz Russia, with clients including RJR Nabisco, Johnson and Johnson). In addition, our team includes other employees and consultants with significant experience in the direct selling industry, including Ashok Pahwa (Mary Kay, Avon, BeautiControl), Thomas Reynolds, Ph.D. (Wirthlin Reynolds, clients including Coca Cola, Federal Express, Procter and Gamble) and Richard Holt (Amway, NuSkin).

•	Our diverse product offerings and large distributor and customer base. Each company that we acquire adds to our diverse product offerings portfolio as well as to our large representative and customer base. Currently, we have over 47,000 active independent sales force members and numerous customers in our CVSL family. We currently offer products and services in the following categories: home décor, gourmet foods and spices, nutritional supplements, personalized stationery, skin care, home improvement and home security. We intend to grow our business into additional product and service categories.

•	A differentiated shopping experience integrating social media and other state of the art technologies. We provide a differentiated shopping experience for our customers through our energized sales force and our innovative use of social media and other technologies for the sale of our products and services, which provides a multi-channel presence. For example, many of our independent sales representatives have access to a personalized webpage which allows them to offer a convenient shopping experience and to establish a loyal customer base. We have invested in a state of the art IT system for use by our independent sales force members, as well as a new Enterprise Resource Planning (“ERP”) system for operational use. Starting in April, 2014, CVSL began converting to its new, more modern and sophisticated IT platform for these functions, internally and externally. These systems are being implemented first at TLC. We plan to eventually use these systems at many of our other companies. This new IT system makes the shopping experience easier and more efficient for customers. Our technology upgrade at TLC has two distinct but related aspects, both of which are aimed at improving the company’s efficiency as a business and making it more attractive to sellers and customers. The internal side of the upgrade, the ERP system, gives the company improved ability to manage all aspects of its operations and finance, including financial planning, regular reporting of daily financial metrics to management, ordering of components for manufacturing and vendor-sourced products, accounting, and similar aspects of monitoring the business in order to make better-informed business decisions. The external side of the upgrade is the IT platform on which TLC’s sales force monitors their own businesses. It provides them with the information they need to track sales, their progress toward achievement and reward levels, and their downline recruits. The IT platform also includes a customer-facing side, which includes the individual web sites from which customers can shop and place orders. Independent sales representatives now have a centralized site for product information and placing orders, and customers can now more easily maneuver through the site from the home page to the order pages with fewer click throughs. Separately, we have been developing, and have launched, a new website for our benefits program called “CVSL Connections,” which seeks to bring all of our independent sales representatives, along with their respective customers, into our virtual community, where they can explore the offerings of all of our CVSL companies, view social media postings from our CVSL companies, and receive a range of discounts and other benefits from third-party partners.

S-4

•	Our ability to benefit from the brand recognition and loyal customers of each company we acquire. We strive to acquire target companies with well established brands and loyal customers. We believe this approach allows us to maximize sales opportunities by increasing the chances that our customers will buy multiple products and services from our CVSL family of companies. We intend that each company that we bring into the CVSL community will maintain its own brand identity, independent sales representatives, key product lines and key leaders.

•	Our scalable business model. CVSL is implementing a common shared corporate infrastructure that provides operating efficiencies in sourcing, manufacturing, IT, distribution and administration. As noted above, a new IT system is being introduced at TLC for sales support and a new ERP system for operational use, and once fully implemented it is expected that the systems will be made available to other CVSL companies. In addition, YIAH, while continuing operations in Australia, has now begun operations in North America, operating out of our Newark, Ohio office and Project Home, formerly conducting business under the name Tomboy Tools (“Project Home”), has shifted inventory and distribution from its facilities in Denver, Colorado to our Ohio facilities. YIAH’s manufacturing facility in Australia has commenced production of certain products to be sold by My Secret Kitchen in the United Kingdom, allowing for both companies to benefit from economies of scale and best practices in manufacturing. We anticipate further integration over time of back-office functions by all our companies, resulting in what we expect to be additional cost synergies. “Shared services” are also being developed in areas such as marketing support, travel, distribution, customer care and legal support. CVSL also provides operational expertise and cross-pollination of business ideas across companies. Our role in managing our companies varies according to the needs and circumstances of each company. Our intention is that all of our companies will be able to operate in a relatively self-sufficient manner on a day-to-day basis, drawing upon our management as needed to set strategy, improve operations or solve problems, such as identifying suitable strategic business opportunities or other partnerships. However, companies may require varying levels of involvement from the CVSL management team from time to time. For example, TLC has required rather significant, hands-on management by members of the CVSL team in order to help it bring its costs under control and to ensure that it operates with best practices. Agel, on the other hand, sells products in approximately 40 countries and, because each international market tends to be comparatively self-contained from a management perspective, it has required less hands-on management from CVSL than TLC.

•	Our unique incentives program. Through our CVSL Connections program, we are building an array of attractive benefits and other incentives for our independent sales representatives and their customers, including a range of useful discounts in areas such as travel, amenities, office supplies, entertainment, services and other benefits. The Hertz Corporation is the first partner, subsequently joined by Vivint, Inc. Home Automation, Bond Street Office Supplies, Square Inc. Payment Solution, Dynamics co-branded Visa credit cards, Protect America, Inc. Home Security and XOOM Energy, LLC. We are in various stages of discussion with a number of other partners. We have launched a web-based portal for members of the CVSL Connections program and will continue to build out features and offers available over time, which will allow members to access these exclusive benefits. As the CVSL Connections program grows over time, we believe it will have a powerful impact on customer and sales field loyalty.

Our Strategy

Our goal is to combine the power of micro-enterprise with the power of personal networks, linking millions of interpersonal relationships in a virtual “community.” We are engaged in a long-term growth strategy to develop a large, diverse global company in the micro-enterprise sector. A core component is our ongoing acquisition strategy, which we expect will result in additional revenue being added as more companies are acquired. We intend to “build out” the CVSL family of companies across multiple dimensions by expanding in each of the following areas:

S-5

•	Product and Service Categories. We seek to acquire micro-enterprise companies with diverse product and service offerings, which will allow us to gain a foothold in a fundamental category of products or services that has significant potential to grow over time. The size of a target company is not as important to us as gaining entry into a desirable new product or service category. We also believe that we will be able to grow each of our portfolio companies organically by our leveraging of operational infrastructure, as well as shared best practices in operations, sales and sales field recruiting. As described under “Strengths and Competitive Advantages—Our Scalable Business Model,” we are already leveraging our operational infrastructure to support our current companies. For example, YIAH and Project Home use office and distribution space at our facilities in Ohio and the shared services events and marketing teams at our offices have helped multiple CVSL companies that previously used outside third parties with new catalogues and event planning. In addition to the shared operational resources currently being leveraged by the various companies, we have plans to continue to integrate the back-office. For example, the implementation of our new ERP system at TLC is expected to be rolled out to other companies over time, which will be beneficial from a simplicity (single system to manage and operate) and cost (single system to host and maintain) standpoint.

•	Geography. We seek to acquire companies in new geographic markets. Our major markets outside the United States currently are Australia, Italy, Russia and other Eastern European countries. Each time we acquire a company in a new geographic market, we gain a foothold in that country which represents additional growth potential. Each new geographic market we are able to penetrate becomes an established platform in which our other portfolio companies may conduct commerce, saving the investment of time and expense that would be otherwise necessary for each company to open new markets individually. We believe that there is ample room to expand our sales and operations within the countries in which we currently have a presence; however, should a business opportunity in a new country present itself, we would consider entering such geographic market.

•	The “Consumer Cloud.” Every micro-enterprise company we acquire brings with it names and contacts that represent personal relationships with current sellers, former sellers, current customers and former customers. We intend to use social media as one method to reach and connect all of these people. There are numerous connections already within the CVSL family of companies and we intend to continue to add many more connections through organic growth and acquisitions. The “consumer cloud” refers to a database with a list of connections, including information regarding current and former sellers in our independent sales force, current and former customers, in some cases current and former hosts or hostesses (for party plan companies), and employees. The number of such connections varies according to the size of the company. From this database we are able to derive information regarding these individuals including names, addresses, email addresses, phone numbers and past selling or purchasing history. These persons can be reached via email, and in some cases by phone or in writing. They can also be reached when they visit the websites of any CVSL company, or the website for the CVSL Connections program, or the personalized website of any of our CVSL independent sales representatives.

In the consumer cloud, CVSL can inform these contacts about opportunities or product or service offerings at all of our CVSL companies, it can engage them in dialog through social media (e.g., Facebook), and can provide them with benefits and privileges such as discounts on products or services offered by third-party partners—for example, rental cars, office supplies, a credit card offering, etc. Each time a CVSL company adds another seller or customer to its database, it obtains additional connections from that person (organic growth), and each time CVSL acquires another company, it adds to its database the total number of connections which that acquired company has already accumulated. These connections represent numerous personal relationships between family members, friends, neighbors, co-workers, etc. When a consumer recommends a product to a friend, family member or neighbor, that recommendation carries more credibility than even the most effective advertising. Our strategy is to build a virtual “community” which offers its members an attractive and growing array of benefits and privileges.

•	Gender Demographics. Our collective sales forces of our companies, and their customers, represent both gender demographics, although the gender breakdown varies from company to company. We seek to acquire companies that will appeal to both gender demographics. For example, the sales force of TLC and its customer base is predominantly female, while the sales force and customer base of Agel, is comprised of more men than women. In general, the micro-enterprise/direct selling sector globally tends to be more female than male. According to a 2011 study by the Direct Selling Association, 78% of direct selling entrepreneurs were female. However, both genders are represented in varying proportions, depending on the nature of the product or service.

S-6

The Direct Selling Industry

Direct selling is a well-established sales channel where products are marketed directly to customers, eliminating the need for middlemen, wholesalers, advertisers and retailers. The global direct selling market is a growing $166 billion industry. The U.S. portion of the direct selling industry alone exceeds $31 billion in annual sales. Worldwide, more than 90 million people are estimated to participate in direct selling. According to the World Federation of Direct Selling Associations, the four largest direct selling markets are the United States, Japan, China and Brazil, but the direct selling industry has a strong presence in every region of the world. Our management team believes that there are numerous companies in the micro-enterprise sector with annual revenues of $50 to $300 million.

General Corporate Information

We were incorporated under the laws of the State of Delaware in April 2007 under the name Cardio Vascular Medical Device Corporation. In June 2011, we converted to a Florida Corporation and changed our name to Computer Vision System Laboratories Corp. On May 23, 2013, we changed our name to CVSL Inc.  Our principal offices are located at 2400 North Dallas Parkway, Suite 230, Plano, Texas 75093 and our telephone number is (972) 398-7120.  Our website address is www.cvsl.us.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not a part of this prospectus supplement.

S-7

THE OFFERING

Common stock offered by us	shares of our common stock

Over-allotment option	We have granted the underwriters a 45-day option to purchase up to additional shares of our common stock from us at the public offering price less underwriting discounts and commissions.

Common stock to be outstanding after this offering	shares of our common stock

Use of Proceeds	We intend to use the net proceeds from this offering for acquisitions of other synergistic direct selling companies, including Kleeneze, and general corporate purposes. See “Use of Proceeds” on page S-27.

Risk Factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 6 of the accompanying prospectus for a discussion of factors you should read and consider carefully before investing in our common stock.

NYSE MKT symbol	CVSL

The number of shares of common stock to be outstanding after this offering is based on 27,700,095 shares outstanding as of February 23, 2015. Except as otherwise indicated, all information in this prospectus supplement:

•	excludes 68,750 shares of common stock issuable upon exercise of outstanding warrants, 18,750 of which have been issued to a potential supplier and have an exercise price of $11.00 per share, and 50,000 of which have been issued to a consultant and have an exercise price of $12.80;

•	excludes 25,240,676 shares of Second Tranche Stock issuable to Rochon Capital under certain limited circumstances pursuant to the Amended Share Exchange Agreement as described above under “Prospects Supplement Summary.” Upon issuance, such shares will possess no rights other than voting rights and will be subject to strict transfer restrictions;

•	assumes no exercise of the warrants to be granted to the underwriters upon completion of this offering; and

•	assumes no exercise by the underwriters of their over-allotment option to purchase up to additional shares of our common stock from us in this offering.

We effected a 1-for-20 reverse stock split of our issued and outstanding shares of common stock on October 16, 2014. Unless we indicate otherwise, all references to share numbers in this prospectus supplement reflect this reverse stock split.

Unless otherwise stated, all information contained in this prospectus supplement reflects an assumed public offering price of $5.86 per share, which was the last reported sale price of our common stock on the NYSE MKT on February 23, 2015.

S-8

RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. Investors should carefully consider the risks described below in addition to the other information contained in this prospectus, including our financial statements and related notes included elsewhere in this prospectus before deciding whether to invest in our securities. If any of the following risks actually occurs, our business, consolidated financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus as a result of different factors, including the risks we face described below.

Risks Relating To Our Business

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of $(25,419,083) as of September 30, 2014 and $(13,085,777) as of December 31, 2013 and we expect to continue to incur increasing expenses in the foreseeable future related to our long-term growth strategy to develop a large, diverse global company in the micro-enterprise sector. As a result, we are sustaining operating and net losses, and it is possible that we will never be able to achieve or sustain the revenue levels necessary to attain profitability.

Because we have recently acquired a large number of businesses, it is difficult to predict if we will continue to generate our current level of revenue.

Prior to March 2013, our primary business was publishing a monthly magazine, Happenings Magazine, and prior to September 2012, we were engaged in the development and commercialization of medical devices. During 2013 and in the first quarter of 2014, we completed seven business acquisitions, changing our business focus away from that of the publishing business and medical devices business towards the direct selling business. It is too early to predict whether consumers will accept, and continue to use, on a regular basis, the products generated by the companies we acquired in these recent acquisitions or the direct selling companies we hope to acquire in the future. We have had a very limited operating history as a combined entity and the impact of our recent acquisitions is difficult to assess. Therefore, our ability to sustain our current revenue is uncertain and there can be no assurance that we will continue to be able to generate significant revenue or be profitable.

We rely upon our existing cash balances and cash flow from operations to fund our business and if our cash flow from operations is inadequate, we will need to raise capital through a debt or equity financing, if available, or curtail operations.

The adequacy of our cash resources to continue to meet our future operational needs depends, in large part, on our ability to increase product sales and/or reduce operating costs. If we are unsuccessful in generating positive cash flow from operations, we could exhaust our available cash resources and be required to secure additional funding through a debt or equity financing, significantly scale back our operations, and/or discontinue many of our activities which could negatively affect our business and prospects. Additional funding may not be available or may only be available on unfavorable terms.

Any failure to meet our debt service obligations, or to refinance or repay our outstanding indebtedness as it matures, could materially adversely impact our business, prospects, financial condition, liquidity, results of operations and cash flows.

Our ability to satisfy our debt obligations and repay or refinance our maturing indebtedness will depend principally upon our future operating performance. We are required to make monthly payments under our promissory notes that mature on February 14, 2023 and October 22, 2018 in the principal amounts of $4,000,000 and $1,700,000, respectively. In addition, we are obligated to repay the aggregate principal amount of $1,000,000 owed under three notes together with accrued interest in July 2015. As a result, prevailing economic conditions and financial, business, legislative, regulatory and other factors, many of which are beyond our control, will affect our ability to make payments on and to refinance our debt. If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, incurring additional debt, issuing equity or convertible securities, reducing discretionary expenditures and selling certain assets (or combinations thereof). Our ability to execute such alternative financing plans will depend on the capital markets and our financial condition at such time. In addition, our ability to execute such alternative financing plans may be subject to certain restrictions under our existing indebtedness. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants compared to those associated with any debt that is being refinanced, which could further restrict our business operations. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or our inability to refinance our debt obligations on commercially reasonable terms or at all, would have a material adverse effect on our business, prospects, financial condition, liquidity, results of operations and cash flows.

S-9

Our investments in marketable securities are subject to market risks, which may result in losses.

As of September 30, 2014, we had $5,302,254 in marketable securities, invested primarily in a diversified portfolio of corporate and government bonds. At September 30, 2014 we did not have any investments in equity securities. However, we have from time to time and may in the future invest in equity securities. During the three and nine months ended September 30, 2014, our realized gains/losses on marketable securities was a gain of $108,131 and a loss of $443,954, respectively. At December 31, 2013, the fair market value of equity securities totaled $1,390,355 and the fair market value of the fixed income securities totaled $10,439,897. These investments are subject to general credit, liquidity, market and interest rate risks that could have a negative impact on our results of operations.

We may be unsuccessful in closing the contemplated Kleeneze transaction or integrating their business operations with ours, either of which events, if they were to occur, would negatively impact our growth strategy.

There can be no assurance that we will be able to successfully consummate the Kleeneze transaction or complete the integration of its business operations following any such acquisition, the failure of which could have an adverse effect on our prospects, business activities, cash flow, financial condition, results of operations and stock price. Our primary growth strategy is based on increasing our acquisitions of, or entering into strategic transactions with direct selling companies, and potentially companies engaged in other direct selling related businesses. The SPA for the Kleeneze transaction contains conditions required to be fulfilled or waived prior to consummation of the acquisition. There can be no guarantee that the conditions to closing will be met. The integration of the Kleeneze transaction may include the following challenges:

•	assimilating Kleeneze’s business operations, products and personnel with our existing operations, products and personnel;
•	estimating the capital, personnel and equipment required for Kleeneze’s business based on the historical experience of management;
•	minimizing potential adverse effects on existing business relationships with other suppliers and customers;
•	successfully developing and marketing Kleeneze’s products and services;
•	entering a market in which we have limited or no prior experience; and
•	coordinating our efforts throughout various distant localities and time zones, such as the United Kingdom where Kleeneze is based.

Our growth strategy, as well as the business of Kleeneze if and when we acquire it, will be subject to many of the risks common to new enterprises, including the ability to implement a business plan, market acceptance of proposed products and services, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, competition from better funded and experienced companies, and the ability to generate profits. In light of the stage of our development, no assurance can be given that we will be able to consummate our business strategy and plans, including consummating and integrating the Kleeneze transaction, that our activities will be successful or that financial, technological, market, or other limitations will not force us to modify, alter, significantly delay, or significantly impede the implementation of our plans.

S-10

Our business is difficult to evaluate because we have recently expanded, and intend to continue to expand, our product offerings and customer base.

Although our business has grown rapidly, we are still in the early stages of the implementation of our primary growth strategy, which is to increase our acquisitions of, and our number of strategic transactions with, other direct selling companies, such as the contemplated Kleeneze transaction and potentially companies engaged in other direct selling related businesses. As such, it may be difficult for investors to analyze our results of operations, to identify historical trends or even to make quarter-to-quarter comparisons because we have operated many of these newly-acquired businesses for a relatively limited time, have not yet closed the Kleeneze transaction and intend to continue to expand our product offerings. Our growth strategy, as well as each business we acquire, is subject to many of the risks common to new enterprises, including the ability to implement a business plan, market acceptance of proposed products and services, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, competition from better funded and experienced companies, and the ability to generate profits. In light of the stage of our development, no assurance can be given that we will be able to consummate our business strategy and plans, as described herein, including the Kleeneze transaction, that our activities will be successful or that financial, technological, market, or other limitations will not force us to modify, alter, significantly delay, or significantly impede the implementation of our plans.

We may be unsuccessful in identifying suitable acquisition candidates, which may negatively impact our growth strategy.

There can be no assurance that we will be able to identify additional suitable acquisition candidates or consummate future acquisitions or strategic transactions on acceptable terms. Our failure to successfully identify suitable acquisition candidates or consummate future acquisitions or strategic transactions on acceptable terms could have an adverse effect on our prospects, business activities, cash flow, financial condition, results of operations and stock price as our primary growth strategy is based on increasing our acquisitions of, or entering into strategic transactions with direct selling companies, and potentially companies engaged in other direct selling related businesses. In this regard, the SPA for the Kleeneze transaction contains conditions required to be fulfilled or waived prior to consummation of the acquisition. There can be no guarantee that the conditions to closing will be met. We are continually evaluating acquisition opportunities available to us that we believe will fit our acquisition strategy, namely companies that can increase the size and geographic scope of our operations or otherwise offer us growth and operating efficiency opportunities.

We may seek to finance acquisitions or develop strategic relationships which may dilute the interests of our shareholders.

The financing for future acquisitions could dilute the interests of our shareholders, result in an increase in our indebtedness, or both. In addition, an acquisition or other strategic transaction could adversely impact our cash flows and/or operating results, and dilute shareholder interests, for a number of reasons, including:

•	interest costs and debt service requirements for any debt incurred in connection with an acquisition or new business venture; and

•	any issuance of securities in connection with an acquisition or other strategic transaction which dilutes the current holders of our common stock.

For example, the Kleeneze transaction, if and when the transaction closes, with Base Consideration of £3,618,534 (or approximately $5,568,924), depending upon how it is ultimately financed, could dilute the interests of our shareholders, or result in an increase in our indebtedness, or both.

We may be unable to successfully integrate the businesses we have recently acquired and may acquire in the future with our current management and structure.

Our failure to successfully complete the integration of the businesses we acquire could have an adverse effect on our prospects, business activities, cash flow, financial condition, results of operations and stock price. The larger the business we acquire, the larger we believe our integration challenge will be. Integration challenges may include the following:

S-11

•	assimilating the acquired business’ operations products and personnel with our existing operations, products and personnel;

•	estimating the capital, personnel and equipment required for the acquired businesses based on the historical experience of management with the businesses they are familiar with;

•	minimizing potential adverse effects on existing business relationships with other suppliers and customers;

•	successfully developing and marketing the new products and services;

•	entering markets in which we have limited or no prior experience; and

•	coordinating our efforts throughout various distant localities and time zones, such as Italy and Australia currently.

The diversion of management’s attention and costs associated with acquisitions may have a negative impact on our business.

If management’s attention is diverted from the management of our existing businesses as a result of its efforts in evaluating and negotiating new acquisitions and strategic transactions, the prospects, business activities, cash flow, financial condition and results of operations of our existing businesses may suffer. We also may incur unanticipated costs in connection with pursuing acquisitions and strategic transactions. Currently, we are devoting a significant amount of management’s time to the contemplated Kleeneze transaction.

Acquisitions may subject us to additional unknown risks which may affect our customer retention and cause a reduction in our revenues.

In completing prior acquisitions and any future acquisitions, including the contemplated Kleeneze transaction, we have and will rely upon the representations and warranties and indemnities made by the sellers with respect to each such acquisition as well as our own due diligence investigation. We cannot assure you that such representations and warranties will be true and correct or that our due diligence will uncover all materially adverse facts relating to the operations and financial condition of the acquired companies or their customers. To the extent that we are required to pay the debt obligations of an acquired company, or if material misrepresentations exist, we may not realize the expected benefit from such acquisition and we will have overpaid in cash and/or stock for the value received in that acquisition.

We may have difficulty managing future growth.

Since we commenced operations in the direct selling business, our business has grown significantly. This growth has placed substantial strain on our management, operational, financial and other resources. We expect that the Kleeneze transaction, if and when consummated, will place increased pressure on these management, operational, financial and other resources. If we are able to continue to expand our operations, we may experience periods of rapid growth, including increased resource requirements. Any such growth could place increased strain on our management, operational, financial and other resources, and we may need to train, motivate, and manage additional employees, as well as attract new management, sales, finance and accounting, international, technical, and other professionals in order to oversee our expanded operations. Any failure to expand our workforce and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives could have a material adverse effect on our business and results of operations.

S-12

The beneficial ownership of a significant percentage of our common stock gives John P. Rochon effective control of us, and limits the influence of other shareholders on important policy and management issues.

John P. Rochon, as our Chief Executive Officer and Chairman of our Board, and through his control of Rochon Capital, controls our company and important matters relating to us. As a result of his positions with our company and his voting control of our company, John P. Rochon controls the outcome of all matters submitted to our shareholders for approval, including the election of our directors, our business strategy, our day-to-day operations and any proposed merger, consolidation or sale of all or substantially all of our assets. John P. Rochon’s control of our company could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, preventing a change in control of our company that might be otherwise beneficial to our shareholders, and possibly depressing the trading price of our common stock. There can be no assurance that conflicts of interest will not arise with respect to John P. Rochon’s ownership and control of our company or that any conflicts will be resolved in a manner favorable to the other shareholders of our company. On December 1, 2014, we entered into the Amended Share Exchange Agreement, which limits Rochon Capital’s right to be issued the 25,240,676 shares of Second Tranche Stock solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock. Upon issuance, these shares will possess no rights other than voting rights and will be subject to strict transfer restrictions. John P. Rochon, together with John Rochon, Jr., currently control approximately 73.5% of the voting power of our outstanding securities. In the event that the Second Tranche Stock is issued, John P. Rochon, together with John Rochon, Jr., will control approximately 86.2% of the voting power of our outstanding securities.

Furthermore, the issuance of the Second Tranche Stock in accordance with the terms of the Amended Share Exchange Agreement would have a further dilutive effect.

Assuming the issuance of the Second Tranche Stock, the number of outstanding shares of our common stock would increase to in excess of 50,000,000, with approximately 200,000,000 shares of our common stock available for issuance and John P. Rochon, together with John Rochon, Jr., would beneficially own approximately 86.2% of our outstanding shares of common stock. In the event the Second Tranche Stock becomes issuable, 25,240,676 additional shares of common stock will be issued. The perception that such further dilution could occur may cause the market price of our common stock to decline.

We depend heavily on John P. Rochon, and we may be unable to find a suitable replacement for Mr. Rochon if we were to lose his services.

We are heavily dependent upon John P. Rochon, our Chief Executive Officer and Chairman of our Board. The loss or unavailability of Mr. Rochon could have a material adverse effect on our prospects, business activities, cash flow, financial condition, results from operations and stock price.

We are dependent upon affiliated parties for the provisions of a substantial portion of our administrative services as we do not have the internal capabilities to provide such services, and many of our employees are also employees of such affiliated entities.

During the fourth quarter of 2013, we renewed a reimbursement of services agreement for a minimum of one year with Richmont Holdings, Inc. (“Richmont Holdings”), a private investment and business management company owned 100% by John P. Rochon, pursuant to which Richmont Holdings provides administrative services to us. CVSL has entered into an agreement with Richmont Holdings to reimburse Richmont Holdings for a portion of its expenses incurred by us in connection with our use of its office space, access to its office equipment, access to certain of its personnel, financial analysis personnel, strategy assistance, marketing advice and assorted other services related to our day-to-day operations and our efforts to acquire direct-selling companies. We continue to rely upon Richmont Holdings for advice and assistance in areas related to identification, analysis, financing, due diligence, negotiations and other strategic planning, accounting, tax and legal matters associated with potential acquisitions. Richmont Holdings and its affiliates have experience in the above areas. There can be no assurance that we can successfully develop the necessary infrastructure on our own without the assistance of these affiliated entities.

Certain of our subsidiaries are dependent on their key personnel.

The loss of the key executive officers of certain of our subsidiaries would have a significant adverse effect on the operations of the affected subsidiary and its prospects, business activities, cash flow, financial condition and results of operations. Although major decision making policies are handled by CVSL’s senior management, certain subsidiaries are primarily dependent upon their founder and/or Chief Executive Officer for their leadership roles with the respective sales forces. For example, TLC is particularly dependent upon Tami Longaberger as the face of the Longaberger brand and her close interaction with the sales field. Agel is particularly dependent upon its Co-Chief Executive Officers, Jeff Higginson and Jeremiah Bradley, who represent the Agel brand to their sales force and likewise YIAH is dependent upon Colleen Walters, its Chief Executive Officer and founder. The loss of any of these individuals could have a negative impact on sales field recruiting and sales, which ultimately would impact our revenue. We believe it is critical to retain key leaders of certain of the businesses we acquire, however there can be no assurance that any business or company acquired by us will be successful in attracting and retaining its key personnel.

S-13

We experience a high level of competition for qualified representatives in the direct selling industry and the loss of key high-level independent sales representatives could negatively impact our growth and our revenue.

As of December 31, 2014, we had over 47,000 active independent sales representatives, of which more than 600 were at the highest level under our various compensation plans. These independent sales leaders are important in maintaining and growing our revenue. As a result, the loss of a high-level independent sales representative or a group of leading representatives could negatively impact our growth and our revenue.

In the direct selling industry, sales are made to the ultimate consumer principally through independent sales representatives. Generally, there can be a high rate of turnover among a direct selling company’s independent sales representatives. Our independent sales representatives may terminate their service at any time.

Our ability to remain competitive and maintain and expand our business depends, in significant part, on the success of our subsidiaries in recruiting, retaining, and incentivizing their independent sales representatives through an appropriate compensation plan, the maintenance of an attractive product portfolio and other incentives, and innovating the direct selling model. We cannot ensure that our strategies for soliciting and retaining the representatives of our subsidiaries or any direct selling company we acquire in the future will be successful, and if they are not, our prospects, business activities, cash flow, financial condition, results of operations and stock price could be harmed.

Several factors affect our ability to attract and retain independent sales representatives, including:

•	on-going motivation of our independent sales representatives;

•	general economic conditions;

•	significant changes in the amount of commissions paid;

•	public perception and acceptance of the industry, our business and our products;

•	our ability to provide proprietary quality-driven products that the market demands; and

•	competition in recruiting and retaining independent sales representatives.

Changes to our compensation arrangements could be viewed negatively by some independent sales representatives and could cause failure to achieve desired long-term results and increases in commissions paid could have a negative impact on profitability.

The payment of commissions and incentives, including bonuses and prizes, is one of our most significant expenses. We closely monitor the amount of the commissions and incentives we pay as a percentage of net revenues, and may periodically adjust our compensation plan to better manage these costs.

We modify components of our compensation plans from time to time in an attempt to remain competitive and attractive to existing and potential independent sales representatives including modifications to:

•	address changing market dynamics;

•	provide incentives to independent sales representatives that are intended to help grow our business;

•	conform to local regulations; and

•	address other business needs.

Because of the size of our sales force and the complexity of our compensation plans, it is difficult to predict how independent sales representatives will view such changes and whether such changes will achieve their desired results. Furthermore, any downward adjustments to commissions and incentives may make it difficult to attract and retain our independent sales representatives or cause us to lose some of our existing independent sales representatives. There can be no assurance that changes to our compensation plans will be successful in achieving target levels of commissions and incentives as a percentage of net revenues and preventing these costs from having a significant adverse effect on our earnings.

S-14

Our business operates in an industry with intense competition.

Our business operates in an industry with numerous manufacturers, distributors and retailers of consumer goods. The market for our products is intensely competitive. Many of our competitors, such as Avon Products Inc., Tupperware Brands Corp. and others are significantly larger, have greater financial resources, and have better name recognition than we do. We also rely on our independent sales representatives to market and sell our products through direct marketing techniques. Our ability to compete with other direct marketing companies depends greatly on our ability to attract and retain qualified independent sales representatives. In addition, we currently do not have significant patent or other proprietary protection, and our competitors may introduce products with the same or similar ingredients that we use in our products. As a result, we may have difficulty differentiating our products from our competitors’ products and other competing products that enter the market. There can be no assurance that our future operations would not be harmed as a result of changing market conditions and future competition.

We and our subsidiaries generally conduct business in one channel.

Our principal business is conducted worldwide in one channel, the direct selling channel. Products and services of direct selling companies are sold to retail consumers. Spending by retail consumers is affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs, gasoline prices and consumer confidence, all of which are beyond our control. Our subsidiaries may face economic challenges because customers may continue to have less money for discretionary purchases as a result of job losses, foreclosures, bankruptcies, reduced access to credit and falling home prices, among other things.

Changes in consumer purchasing habits, including reducing purchases of a direct selling company’s products, or reducing purchases from representatives or buying products in channels other than direct selling, such as retail, could reduce our sales, impact our ability to execute our business strategy or have a material adverse effect on our prospects, business activities, cash flow, financial condition, and results of operations.

Direct selling companies are subject to numerous laws.

The direct selling industry is subject to a number of federal and state regulations administered by the Federal Trade Commission (the “FTC”) and various state agencies in the United States, as well as regulations regarding direct selling activities in foreign markets. Laws specifically applicable to direct selling companies generally are directed at preventing deceptive or misleading marketing and sales practices, and include laws often referred to as “pyramid” or “chain sales” scheme laws. These “anti-pyramid” laws are focused on ensuring that product sales ultimately are made to end consumers and that advancement within a sales organization is based on sales of products and services rather than investments in the organization, recruiting other participants, or other non-retail sales-related criteria. The regulatory requirements concerning direct selling programs involve a high level of subjectivity and are subject to judicial interpretation. We and our subsidiaries are subject to the risk that these laws or regulations or the enforcement or interpretation of these laws and regulations by governmental agencies or courts can change. Any direct selling company that we own or we acquire in the future, could be found not to be in compliance with current or newly adopted laws or regulations in one or more markets, which could prevent us from conducting our business in these markets and harm our prospects, business activities, cash flow, financial condition, results of operations and stock price. We are aware of pending judicial actions and investigations against other companies in the direct selling industry. Adverse decisions in these cases could impact our business if direct selling laws or anti-pyramid laws are interpreted more narrowly or in a manner that results in additional burdens or restrictions on direct selling. The implementation of such regulations may be influenced by public attention directed toward a direct selling company, its products or its direct selling program, such that extensive adverse publicity could result in increased regulatory scrutiny. If any government were to ban or restrict our business model, our prospects, business activities, cash flows, financial condition and results of operations may be materially adversely affected.

S-15

We are subject to numerous government regulations.

Our products and related promotional and marketing activities are subject to extensive governmental regulation by numerous governmental agencies and authorities, including the Food and Drug Administration (the “FDA”), the FTC, the Consumer Product Safety Commission, the Department of Agriculture, State Attorney Generals and other state regulatory agencies in the United States, and similar government agencies in each market in which we operate. Government authorities regulate advertising and product claims regarding the efficacy and benefits of our products. These regulatory authorities typically require adequate and reliable scientific substantiation to support any marketing claims. What constitutes such reliable scientific substantiation can vary widely from market to market and there is no assurance that the research and development efforts that we undertake to support our claims will be deemed adequate for any particular product or claim. If we are unable to show adequate and reliable scientific substantiation for our product claims, or our marketing materials or the marketing materials of our sales force make claims that exceed the scope of allowed claims for spices, dietary supplements or skin care products that we offer, the FDA or other regulatory authorities could take enforcement action requiring us to revise our marketing materials, amend our claims or stop selling certain products, which could harm our business.

For example, the FDA recently issued warning letters to several cosmetic companies alleging improper structure/function claims regarding their cosmetic products, including, for example, product claims regarding gene activity, cellular rejuvenation, and rebuilding collagen. There is a degree of subjectivity in determining whether a claim is an improper structure/function claim. Given this subjectivity and our research and development focus on skin care products and dietary supplements, there is a risk that we could receive a warning letter, be required to modify our product claims or take other actions to satisfy the FDA if the FDA determines any of our marketing materials include improper structure/function claims for our cosmetic products. In addition, plaintiffs’ lawyers have filed class action lawsuits against some of our competitors after our competitors received these FDA warning letters. There can be no assurance that we will not be subject to governmental actions or class action lawsuits, which could harm our business.

There are an increasing number of laws and regulations being promulgated by the U.S. government, governments of individual states and governments overseas that pertain to the Internet and doing business online. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local, and foreign governments and agencies.

As a U.S. entity operating through subsidiaries in foreign jurisdictions, we are subject to foreign exchange control, transfer pricing and customs laws that regulate the flow of funds between us and our subsidiaries and for product purchases, management services and contractual obligations, such as the payment of sales commissions.

The failure of the representatives of our subsidiaries to comply with laws, regulations and court decisions creates potential exposure for regulatory action or lawsuits against us.

Because the representatives that market and sell our products and services are independent contractors, and not employees, we and our subsidiaries have limited control over their actions. In the United States, the direct selling industry and regulatory authorities have generally relied on the implementation of a company’s rules and policies governing its direct sellers, designed to promote retail sales, protect consumers, prevent inappropriate activities and distinguish between legitimate direct selling plans and unlawful pyramid schemes, to compel compliance with applicable laws. We maintain formal compliance measures to identify specific complaints against our representatives and to remedy any violations through appropriate sanctions, including warnings, suspensions and, when necessary, terminations. Because of the significant number of representatives our subsidiaries have, it is not feasible for our subsidiaries to monitor the representatives’ day-to-day business activities. We and our subsidiaries must maintain the “independent contractor” status of our representatives and, therefore, have limited control over their business activities. As a result, we cannot insure that our representatives will comply with all applicable rules and regulations, domestically or globally. Violations by our representatives of applicable laws or of our policies and procedures in dealing with customers could reflect negatively on our prospects, business activities, cash flow, financial condition and results of operations, including our business reputation, and could subject us to fines and penalties. In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our representatives.

Although the physical labeling of our products is not within the control of our representatives, our representatives must nevertheless advertise our products in compliance with the extensive regulations that exist in certain jurisdictions, such as the United States, which considers product advertising to be labeling for regulatory purposes.

S-16

Our foods, nutritional supplements and skin care products are subject to rigorous FDA and related legal regimens limiting the types of therapeutic claims that can be made about our products. The treatment or cure of disease, for example, is not a permitted claim for these products. While we train our independent sales representatives and attempt to monitor our sales representatives’ marketing materials, we cannot ensure that all such materials comply with applicable regulations, including bans on therapeutic claims. If our independent sales representatives fail to comply with these restrictions, then we and our independent sales representatives could be subjected to claims, financial penalties, mandatory product recalls or relabeling requirements, which could harm our financial condition and operating results. Although we expect that our responsibility for the actions of our independent sales representatives in such an instance would be dependent on a determination that we either controlled or condoned a noncompliant advertising practice, there can be no assurance that we could not be held vicariously liable for the actions of our independent sales representatives.

Our operations could be harmed if we are found not to be in compliance with Good Manufacturing Practices.

In the United States, FDA regulations on Good Manufacturing Practices and Adverse Event Reporting requirements for the nutritional supplement industry require us and our vendors to maintain good manufacturing processes, including stringent vendor qualifications, ingredient identification, manufacturing controls and record keeping. The ingredient identification requirement, which requires us to confirm the levels, identity and potency of ingredients listed on our product labels within a narrow range, is particularly burdensome and difficult for us with respect to our cosmetic products which contains many different ingredients. We are also required to report serious adverse events associated with consumer use of our products. Our operations could be harmed if regulatory authorities make determinations that we, or our vendors, are not in compliance with these regulations or public reporting of adverse events harms our reputation for quality and safety. A finding of noncompliance may result in administrative warnings, penalties or actions impacting our ability to continue selling certain products. In addition, compliance with these regulations has increased and may further increase the cost of manufacturing certain of our products as we work with our vendors to assure they are qualified and in compliance.

Adverse publicity associated with our products, ingredients or network marketing program, or those of similar companies could harm our prospects, business activities, cash flow, financial condition and results of operations.

Our number of representatives and the results of our operations may be affected significantly by the public’s perception of our subsidiaries and of similar companies. This perception is dependent upon opinions concerning:

•	the safety and quality of our products, components and ingredients, as applicable;

•	the safety and quality of similar products, components and ingredients, as applicable, distributed by other companies’ representatives;

•	our marketing program; and

•	the business of direct selling generally.

Adverse publicity concerning any actual or purported failure of our subsidiaries or of their representatives to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, the regulation of our marketing program, the licensing of our products for sale in our target markets or other aspects of our business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on our goodwill and could negatively affect the ability to attract, motivate and retain representatives, which would negatively impact our ability to generate revenue.

If we are unable to develop and introduce new products that gain acceptance from our customers and representatives, our business could be harmed.

Our continued success depends on our ability to anticipate, gauge, and react in a timely and effective manner to changes in consumer spending patterns and preferences. We must continually work to discover and market new products, maintain and enhance the recognition of our brands, achieve a favorable mix of products, and refine our approach as to how and where we market and sell our products. A critical component of our business is our ability to develop new products that create enthusiasm among our independent sales representatives and ultimate customers. If we are unable to introduce new products, our independent sales representatives’ productivity could be harmed. In addition, if any new products fail to gain market acceptance, are restricted by regulatory requirements or have quality problems, this would harm our results of operations. Factors that could affect our ability to continue to introduce new products include, among others, government regulations, the inability to attract and retain qualified research and development staff, the termination of third-party research and collaborative arrangements, proprietary protections of competitors that may limit our ability to offer comparable products, and the difficulties in anticipating changes in consumer tastes and buying preferences.

S-17

A general economic downturn, a recession globally or in one or more of our geographic regions or other challenges may adversely affect our business and our access to liquidity and capital.

A downturn in the economies in which we sell our products, including any recession in one or more of our geographic regions, or the current global macro-economic pressures, could adversely affect our business and our access to liquidity and capital. We could experience a decline in revenues, profitability and cash flow due to reduced orders, payment delays, supply chain disruptions or other factors caused by economic or operational challenges. Any or all of these factors could potentially have a material adverse effect on our liquidity and capital resources, including our ability to raise additional capital and maintain credit lines and offshore cash balances.

Consumer spending is also generally affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs, gasoline prices and consumer confidence generally, all of which are beyond our control. Consumer purchases of discretionary items, such as beauty and related products, tend to decline during recessionary periods, when disposable income is lower, and may impact sales of our products. We could face continued economic challenges in fiscal 2015 if customers continue to have less money for discretionary purchases as a result of job losses, foreclosures, bankruptcies, reduced access to credit or sharply falling home prices, among other things.

Nutritional supplement products may be supported by only limited availability of conclusive clinical studies.

Some of the nutritional supplements we offer are made from vitamins, minerals, herbs, and other substances for which there is a long history of human consumption. Other nutritional supplements we offer contain innovative ingredients. Although we believe that all of our products are safe when taken as directed, there is little long-term experience with human consumption of certain of these ingredients or combinations of ingredients in concentrated form. We conduct research and test the formulation and production of our products, but we have not performed or sponsored any clinical studies. Furthermore, because we are highly dependent on consumers’ perception of the efficacy, safety, and quality of our products, as well as similar products distributed by other companies, we could be adversely affected in the event that these products prove or are asserted to be ineffective or harmful to consumers or in the event of adverse publicity associated with any illness or other adverse effects resulting from consumers’ use or misuse of our products or similar products of our competitors.

We frequently rely on outside suppliers and manufacturers, and if those suppliers and manufactures fail to supply products in sufficient quantities and in a timely fashion, our business could suffer.

We depend on outside suppliers for raw materials and finished goods. We also may use outside manufacturers to make all or part of our products. Our profit margins and timely product delivery may be dependent upon the ability of our outside suppliers and manufacturers to supply us with products in a timely and cost-efficient manner. Our contract manufacturers acquire all of the raw materials for manufacturing our products from third-party suppliers. We do not believe we are materially dependent on any single supplier for raw materials or finished goods, with the exception of Innovative FlexPak, LLC, which produces substantially all of Agel’s finished goods. We believe that there are other suppliers who could produce these products for Agel, if necessary; however, transitioning to other suppliers could result in delays or additional expense. In order to mitigate this risk, Agel has developed relationships with two additional suppliers and has begun diversifying the source of its finished goods. In the event we were to lose any significant suppliers and experience delays in identifying or transitioning to alternative suppliers, we could experience product shortages or product back orders, which could harm our business. There can be no assurance that suppliers will be able to provide our contract manufacturers the raw materials or finished goods in the quantities and at the appropriate level of quality that we request or at a price that we are willing to pay. We are also subject to delays caused by any interruption in the production of these materials including weather, crop conditions, climate change, transportation interruptions and natural disasters or other catastrophic events. Our ability to enter new markets and sustain satisfactory levels of sales in each market may depend on the ability of our outside suppliers and manufacturers to provide required levels of ingredients and products and to comply with all applicable regulations.

We are dependent upon the uninterrupted and efficient operation of our manufacturers and suppliers of products. Those operations are subject to power failures, the breakdown, failure, or substandard performance of equipment, the improper installation or operation of equipment, natural or other disasters, and the need to comply with the requirements or directives of government agencies, including the FDA. There can be no assurance that the occurrence of these or any other operational problems at our facilities would not have a material adverse effect on our business, financial condition, or results of operations.

S-18

Disruptions to transportation channels that we use to distribute our products to international warehouses may adversely affect our margins and profitability in those markets.

We may experience disruptions to the transportation channels used to distribute our products, including increased airport and shipping port congestion, a lack of transportation capacity, increased fuel expenses, and a shortage of manpower. Disruptions in our container shipments may result in increased costs, including the additional use of airfreight to meet demand. Although we have not recently experienced significant shipping disruptions, we continue to watch for signs of upcoming congestion. Congestion to ports can affect previously negotiated contracts with shipping companies, resulting in unexpected increases in shipping costs and reduction in our profitability.

A failure of our information technology systems would harm our business.

Our IT systems are vulnerable to a variety of potential risks, including damage or interruption resulting from natural disasters, telecommunication failures, and human error or intentional acts of sabotage, vandalism, break-ins and similar acts. Although we have adopted and implemented a business continuity and disaster recovery plan, which includes routine back-up, off-site archiving and storage, and certain redundancies, the occurrence of any of these events could result in costly interruptions or failures adversely affecting our business and the results of our operations.

Our business is subject to online security risks, including security breaches.

Our businesses involve the storage and transmission of users’ proprietary information, and security breaches could expose us to a risk of loss or misuse of this information, litigation, and potential liability. An increasing number of websites, including those of several large companies, have recently disclosed breaches of their security, some of which have involved sophisticated and highly targeted attacks on portions of their sites. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. A party that is able to circumvent our security measures could misappropriate our or our customers’ proprietary information, cause interruption in our operations, damage our computers or those of our customers, or otherwise damage our reputation and business. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, which could harm our business.

Our servers are also vulnerable to computer viruses, physical or electronic break-ins, “denial-of-service” type attacks and similar disruptions that could, in certain instances, make all or portions of our websites unavailable for periods of time. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. These issues are likely to become more difficult as we expand the number of places where we operate. Security breaches, including any breach by us or by parties with which we have commercial relationships that result in the unauthorized release of our users’ personal information, could damage our reputation and expose us to a risk of loss or litigation and possible liability. Our insurance policies carry coverage limits, which may not be adequate to reimburse us for losses caused by security breaches.

Our web customers, as well as those of other prominent companies, may be targeted by parties using fraudulent “spoof” and “phishing” emails to misappropriate passwords, credit card numbers, or other personal information or to introduce viruses or other malware through “trojan horse” programs to our customers’ computers. These emails appear to be legitimate emails sent by us, but they may direct recipients to fake websites operated by the sender of the email or request that the recipient send a password or other confidential information via email or download a program. Despite our efforts to mitigate “spoof” and “phishing” emails through product improvements and user education, “spoof” and “phishing” remain a serious problem that may damage our brands, discourage use of our websites, and increase our costs.

Our ability to conduct business in international markets may be affected by political, legal, tax and regulatory risks.

Our ability to capitalize on growth in new international markets and to maintain the current level of operations in our existing international markets is exposed to risks associated with our international operations, including:

S-19

•	the possibility that a foreign government might ban or severely restrict our business method of direct selling, or that local civil unrest, political instability or changes in diplomatic or trade relationships might disrupt our operations in an international market;

•	the lack of well-established or reliable legal systems in certain areas where we operate;

•	the presence of high inflation in the economies of international markets in which we operate;

•	the possibility that a government authority might impose legal, tax or other financial burdens on us or our sales force, due, for example, to the structure of our operations in various markets;

•	the possibility that a government authority might challenge the status of our sales force as independent contractors or impose employment or social taxes on our sales force; and

•	the possibility that governments may impose currency remittance restrictions limiting our ability to repatriate cash.

Currency exchange rate fluctuations could reduce our overall profits.

In 2013, we recognized 16% of net revenues in markets outside of the United States. This percentage will likely increase in 2014 when we include a full year of results from our international acquisitions. For the nine months ended September 30, 2014, we recognized 45% of net revenues in markets outside of the United States. In preparing our consolidated financial statements, certain financial information is required to be translated from foreign currencies to the United States dollar using either the spot rate or the weighted-average exchange rate. If the United States dollar changes relative to applicable local currencies, there is a risk our reported sales, operating expenses, and net income could significantly fluctuate. We are not able to predict the degree of exchange rate fluctuations, nor can we estimate the effect any future fluctuations may have upon our future operations. To date, we have not entered into any hedging contracts or participated in any hedging or derivative activities.

Taxation and transfer pricing affect our operations and we could be subjected to additional taxes, duties, interest, and penalties in material amounts, which could harm our business.

As a multinational corporation, in many countries, including the United States, we are subject to transfer pricing and other tax regulations designed to ensure that our intercompany transactions are consummated at prices that have not been manipulated to produce a desired tax result, that appropriate levels of income are reported as earned by the local entities, and that we are taxed appropriately on such transactions. Regulators closely monitor our corporate structure, intercompany transactions, and how we effectuate intercompany fund transfers. If regulators challenge our corporate structure, transfer pricing methodologies or intercompany transfers, our operations may be harmed and our effective tax rate may increase.

A change in applicable tax laws or regulations or their interpretation could result in a higher effective tax rate on our worldwide earnings and such change could be significant to our financial results. In the event any audit or assessments are concluded adversely to us, these matters could have a material impact on our financial condition.

Non-compliance with anti-corruption laws could harm our business.

Our international operations are subject to anti-corruption laws, including the Foreign Corrupt Practices Act (the “FCPA”). Any allegations that we are not in compliance with anti-corruption laws may require us to dedicate time and resources to an internal investigation of the allegations or may result in a government investigation. Any determination that our operations or activities are not in compliance with existing anti-corruption laws or regulations could result in the imposition of substantial fines, and other penalties. Although we have implemented anti-corruption policies, controls and training globally to protect against violation of these laws, we cannot be certain that these efforts will be effective. We are aware that one of our competitors is under investigation in the United States for allegations that its employees violated the FCPA in China and other markets. If this investigation causes adverse publicity or increased scrutiny of our industry, our business could be harmed.

S-20

We may own, obtain or license intellectual property material to our business, and our ability to compete may be adversely affected by the loss of rights to use that intellectual property.

The market for our products may depend significantly upon the value associated with product innovations and our brand equity. Many direct sellers own, obtain or license material patents and trademarks used in connection with the marketing and distribution of their products. Those companies must expend time and resources in developing their intellectual property and pursuing any infringers of that intellectual property. The laws of certain foreign countries may not protect a company’s intellectual property rights to the same extent as the laws of the United States. The costs required to protect a company’s patents and trademarks may be substantial.

Challenges by private parties to the direct selling system could harm our business.

Direct selling companies have historically been subject to legal challenges regarding their method of operation or other elements of their business by private parties, including their own representatives, in individual lawsuits and through class actions, including lawsuits claiming the operation of illegal pyramid schemes that reward recruiting over sales. We can provide no assurance that we would not be harmed if any such actions were brought against any of our current subsidiaries or any other direct selling company we may acquire in the future.

As a direct selling company, we may face product liability claims and could incur damages and expenses, which could affect our prospects, business activities, cash flow, financial condition and results of operations.

As a direct selling company we may face financial liability from product liability claims if the use of our products results in significant loss or injury. A substantial product liability claim could exceed the amount of our insurance coverage or could be excluded under the terms of our existing insurance policy, which could adversely affect our prospects, business activities, cash flow, financial condition and results of operations.

Selling products for human consumption such as nutritional supplements and spices as well as the sale of skin care products involve a number of risks. We may need to recall some of our products if they become contaminated, are tampered with or are mislabeled. A widespread product recall could result in adverse publicity, damage to our reputation, and a loss of consumer confidence in our products, which could have a material adverse effect on our business results and the value of our brands. Even if a product liability or consumer fraud claim is unsuccessful or without merit, the negative publicity surrounding such assertions regarding our products could adversely affect our reputation and brand image.

If we fail to protect our trademarks and tradenames, then our ability to compete could be negatively affected, which would harm our financial condition and operating results.

The market for our products depends upon the goodwill associated with our trademarks and tradenames. We own, or have licenses to use, the material trademark and trade name rights used in connection with the packaging, marketing and distribution of our products in the majority of the markets where those products are sold. Therefore, trademark and trade name protection is important to our business. Although most of our trademarks are registered in the United States and in certain foreign countries in which we operate, we may not be successful in asserting trademark or trade name protection. In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. The loss or infringement of our trademarks or tradenames could impair the goodwill associated with our brands and harm our reputation, which would harm our financial condition and operating results.

We permit the limited use of our trademarks by our representatives to assist them in the marketing of our products. It is possible that doing so may increase the risk of unauthorized use or misuse of our trademarks in markets where their registration status differs from that asserted by our independent sales representatives, or they may be used in association with claims or products in a manner not permitted under applicable laws and regulations. Were this to occur, it is possible that this could diminish the value of these marks or otherwise impair our further use of these marks.

S-21

 Our business is subject to intellectual property risks.

Many of our products are not protected by patents. Restrictive regulations governing the precise labeling of ingredients and percentages for nutritional supplements, the large number of manufacturers that produce products with many active ingredients in common and the rapid change and frequent reformulation of products make patent protection impractical. As a result, we enter into confidentiality agreements with certain of our employees in our research and development activities, our independent sales representatives, suppliers, directors, officers and consultants to help protect our intellectual property, investment in research and development activities and trade secrets. There can be no assurance that our efforts to protect our intellectual property and trademarks will be successful, nor can there be any assurance that third parties will not assert claims against us for infringement of intellectual property rights, which could result in our business being required to obtain licenses for such rights, to pay royalties or to terminate our manufacturing of infringing products, all of which could have a material negative impact on our financial position, results of operations or cash flows.

We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Our stated growth strategy is to acquire companies, some of which may not have invested in adequate systems or staffing to meet public company financial reporting standards. We review the financial reporting and other systems that each company has. However, in many cases, especially in the case of private companies we acquire, the financial systems that are in place may not be as robust as needed. We have identified material weaknesses in our internal controls with respect to our financial statement closing process of our financial statements for the year ended December 31, 2013. Our management discovered certain conditions that we deemed to be material weaknesses and significant deficiencies in the internal controls of TLC, which was acquired during 2013 and which failed to employ a sufficient number of staff in its finance and accounting department to maintain optimal segregation of duties and to provide optimal levels of oversight. This lack of personnel was acute during our 2013 audit which resulted in certain audit adjustments.

We have taken actions that we believe will substantially remediate the material weaknesses identified above. In response to the identification of these material weaknesses, we: (1) have appointed a controller for all CVSL subsidiaries as well as the parent company; (2) hired additional staff at TLC; (3) arranged for key managers and accounting personnel to work closely with our independent audit firm in evaluating our progress in remediating our material weaknesses with oversight by the audit committee; (4) evaluated control procedures and where possible modified those control procedures to improve oversight; and (5) purchased and begun implementation of a new global ERP system which will provide accounting for all of our current and future subsidiaries. However, we cannot assure you that our internal control over financial reporting, as modified, will enable us to identify or avoid material weaknesses in the future. We will be required to expend time and resources to further improve our internal controls over financial reporting, including by expanding our finance and accounting staff.

We may be held responsible for certain taxes or assessments relating to the activities of our independent sales representatives, which could harm our financial condition and operating results.

Our independent sales representatives are subject to taxation and, in some instances, legislation or governmental agencies impose an obligation on us to collect taxes, such as value added taxes, and to maintain appropriate tax records. In addition, we are subject to the risk in some jurisdictions of being responsible for social security and similar taxes with respect to our representatives. In the event that local laws and regulations require us to treat our independent sales representatives as employees, or if our representatives are deemed by local regulatory authorities to be our employees, rather than independent contractors, we may be held responsible for social security and related taxes in those jurisdictions, plus any related assessments and penalties, which could harm our financial condition and operating results.

A majority of our directors will not be required to be “independent” and several of our directors and officers have other business interests.

We qualify as a “controlled company” under NYSE MKT listing requirements because Mr. Rochon, through his control of Rochon Capital, holds in excess of 50% of our voting securities. As a controlled company, we qualify for certain exemptions to the NYSE MKT listing requirements, including the requirement that a majority of our directors be independent, and the requirements to have a compensation committee and a nominating/corporate governance committee, each composed of entirely independent directors. Although a majority of our directors are currently “independent” under the NYSE MKT independence standards and our compensation committee and nominating and corporate governance committee are currently composed of only independent directors, this may not always be the case. If at any point in the future, a majority of our directors are not independent, this lack of “independence” may interfere with our directors’ judgment in carrying out their responsibilities as directors.

S-22

Several of our directors have other business interests, including Mr. Rochon, who controls Richmont Holdings. Those other interests may come into conflict with our interests and the interests of our shareholders. Mr. Rochon and several of our other directors serve on the boards of directors of several other companies and, as a result of their business experience, may be asked to serve on the boards of other companies. We may compete with these other business interests for such directors’ time and efforts.

CVSL officers are currently working for us on a part-time basis and also work for Richmont Holdings or its affiliated entities. These part-time employees also work at other jobs and have discretion to decide what time they devote to our activities, which may result in a lack of availability when needed due to their responsibilities at other jobs.

Impairment of goodwill and intangible assets is possible, depending upon future operating results and the value of our common stock.

We will test our goodwill and intangible assets for impairment during the fourth quarter of the current fiscal year and in future fiscal years, and on an interim basis, if indicators of impairment exist. Factors which influence the evaluation of impairment of our goodwill and intangible assets include the price of our common stock and expected future operating results. If the carrying value of a reporting unit or an intangible asset is no longer deemed to be recoverable, we potentially could incur material impairment charges. Although we believe these charges would be non-cash in nature and would not affect our operations or cash flow, these charges would adversely affect shareholders’ equity and reported results of operations in the period charged.

Risks Related to our Securities and This Offering

Our failure to meet the continued listing requirements of the NYSE MKT could result in a de-listing of our common stock.

Our shares of common stock are currently listed on the NYSE MKT. If we fail to satisfy the continued listing requirements of the NYSE MKT, such as the corporate governance requirements or the minimum stockholder’s equity requirement, the NYSE MKT may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair our shareholders’ ability to sell or purchase our common stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the NYSE MKT’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

The limited trading volume of our common stock may cause volatility in our share price.

Our stock is thinly traded due to the limited number of shares available for trading on the NYSE MKT thus causing large swings in price. As such, investors and potential investors may find it difficult to resell their securities at or near their original offering price or at any price. Our public offering price per share may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per share. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings.

Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to a future offering, including issuances of preferred stock;

•	the introduction of new products or services by us or our competitors;

•	the acquisition of new direct selling businesses;

•	changes in interest rates;
S-23

•	significant dilution caused by the anti-dilutive clauses in our financial agreements;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	change in financial estimates by securities analysts;

•	a limited amount of news and analyst coverage for our company;

•	the depth and liquidity of the market for our shares of common stock;

•	sales of large blocks of our common stock, including sales by Rochon Capital, any executive officers or directors appointed in the future, or by other significant shareholders;

•	investor perceptions of our company and the direct selling segment generally; and

•	general economic and other national and international conditions.

Market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our common stock price and trading volume.

Securities research analysts, including those affiliated with our underwriters, establish and publish their own periodic projections for our business. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match securities research analysts’ projections. Similarly, if one or more of the analysts who writes reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business or if one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, our stock price or trading volume could decline. While we expect securities research analyst coverage following this offering, if no securities or industry analysts begin to cover us, the trading price for our stock and the trading volume could be adversely affected.

Class action litigation due to stock price volatility or other factors could cause us to incur substantial costs and divert our management’s attention and resources.

It is not uncommon for securities class action litigation to be brought against a company following periods of volatility in the market price of such company’s securities. Companies in certain industries are particularly vulnerable to this kind of litigation due to the high volatility of their stock prices. Our common stock has experienced substantial price volatility in the past. This may be a result of, among other things, variations in our results of operations and announcements by us and our competitors, as well as general economic conditions. Our stock price may continue to experience substantial volatility. Accordingly, we may in the future be the target of securities litigation. Any securities litigation could result in substantial costs and could divert the attention and resources of our management.

We may issue additional securities in the future, which will reduce investors’ ownership percentage in our outstanding securities and will dilute our share value.

If future operations or acquisitions are financed through issuing equity securities, shareholders could experience significant dilution. The Kleeneze SPA provides for the issuance of shares of common stock as partial payment for the purchase price under certain circumstances, which shares if issued will cause dilution to existing shareholders. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. The issuance of shares of our common stock upon the exercise of options, which we may grant in the future, may result in dilution to our shareholders. In addition, the issuance of shares of our common stock pursuant to the terms of the At the Market Issuance Sales Agreement may result in dilution to our shareholders. Our articles of incorporation currently authorize us to issue 250,000,000 shares of common stock. Assuming the issuance of the Second Tranche Stock (which shares may only be issued under certain limited circumstances, as described above), the number of outstanding shares of our common stock would increase to in excess of 50,000,000 with approximately 200,000,000 shares of our common stock available for issuance. The future issuance of our common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may issue common stock in the future, including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our shareholders, and might have an adverse effect on any trading market for our common stock.

S-24

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Because the price per share of our common stock sold in this offering may be substantially higher than the book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Assuming we sell shares of common stock in this offering at a public offering price of $5.86 per share, which was the last reported sale price of our common stock on the NYSE MKT on February 23, 2015, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2014 would have been approximately $     million, or $       per share of common stock. This represents an immediate increase in the net tangible book value of $        per share to our existing stockholders and an immediate and substantial dilution in pro forma net tangible book value of $      per share to new investors who purchase our common stock in the offering. See “Dilution.”

We have not paid and do not anticipate paying any dividends on our common stock.

We have not paid any dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of our businesses, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business strategy. Our shareholders will not realize a return on their investment in us unless and until they sell shares after the trading price of our common stock appreciates from the price at which a shareholder purchased shares of our common stock. As an investor, you should consider that a lack of a dividend can further affect the market value of our common stock and could significantly affect the value of any investment in our company.

Complying with federal securities laws as a publicly traded company is expensive. Any deficiencies in our financial reporting or internal controls could adversely affect our financial condition, ability to issue our shares in acquisitions and the trading price of our common stock.

Companies listed on the NYSE MKT, such as our company, must be reporting issuers under Section 12 of the Exchange Act and must be current in their reports under Section 13 of the Exchange Act, in order to maintain the listing on NYSE MKT. We file quarterly and annual reports containing our financial statements with the SEC. We may experience difficulty in meeting the SEC’s reporting requirements. Any failure by us to timely file our periodic reports with the SEC could harm our reputation, reduce the trading price of our common stock and cause sanctions or other actions to be taken by the SEC against us. A failure to timely file our periodic reports with the SEC could cause additional harm, such as a default under an indenture or loan covenant that we may enter into from time to time. We will incur significant legal, accounting and other expenses related to compliance with applicable securities laws.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for acquisitions of other synergistic direct selling companies, including Kleeneze, and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock.

S-25

Our articles of incorporation, bylaws and Florida law have anti-takeover provisions that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our articles of incorporation, bylaws and Florida law contain provisions which could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our shareholders. We are authorized to issue up to 500,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board without further action by shareholders. The terms of any series of preferred stock may include preferential voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Provisions of our articles of incorporation, bylaws and Florida law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a shareholder might consider favorable. Such provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management. In particular, the articles of incorporation, bylaws and Florida law, as applicable, among other things, provide the Board with the ability to alter the bylaws without shareholder approval, and provide that vacancies on the Board may be filled by a majority of directors in office, although less than a quorum.

In addition, the Amended Share Exchange Agreement provides for the issuance of the Second Tranche Stock to Rochon Capital solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock. The Second Tranche Stock, which possess no rights other than voting rights, may serve as a further deterrent to third parties looking to acquire us.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

This issuance of shares of common stock in this offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings.  In turn, these resales could have the effect of depressing the market price for our common stock.

S-26

USE OF PROCEEDS

We estimate that our net proceeds from the sale of common stock offered pursuant to this prospectus will be approximately $                   million, or approximately $                   million if the underwriters exercise in full their option to purchase additional shares, based upon the public offering price of $                  per share and after deducting the underwriting discounts and commissions, and the estimated offering expenses that are payable by us.

We currently intend to use a substantial portion of the net proceeds from the sales of the shares of common stock offered by us pursuant to this prospectus to acquire other businesses that we believe will be synergistic with our current businesses. We intend to use up to $5,515,731 of the net proceeds from the sales of the shares of common stock offered by this prospectus to acquire Kleeneze. As of the date of this offering, we have no current definitive agreements or commitments with respect to any acquisition other than the Kleeneze and Golden Girls acquisitions for which we have signed definitive agreements; however, the conditions to closing these transactions have not yet been satisfied as of the date of this prospectus supplement. The remaining net proceeds will be used for general working capital purposes, including ongoing operations, expansion of the business and further research and development.

The expected use of the net proceeds from this offering represents our current intentions based on our present plans and business conditions. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds. The amounts and timing of our actual expenditures will depend on numerous factors including costs of any companies we acquire. Accordingly, our management will have broad discretion over the application of the net proceeds from the sales of the shares of common stock offered by this prospectus, and investors will be relying on the judgment of management regarding the application of the net proceeds from the sales of shares of common stock offered by this prospectus. We may find it necessary or advisable to reallocate the net proceeds from the sales of shares of common stock offered by this prospectus; however any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending the uses described above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.

S-27

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value on September 30, 2014 was approximately ($12,994,920), or ($0.53) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

Prior to considering the effects of the proceeds of this offering, but after giving effect to the conversion of the RCP V Note into 3,200,000 shares of our common stock which occurred on November 26, 2014, our pro forma net tangible book value as of September 30, 2014 was approximately $8,494,847, or approximately $0.31 per share.

After giving effect to the sale of common stock in this offering at an assumed public offering price of $5.86 per share, which was the closing price of our common stock as reported on the NYSE MKT on February 23, 2015, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2014 would have been approximately $     million, or $     per share of common stock. This represents an immediate increase in net tangible book value of $    per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $     per share to investors purchasing shares in this offering. The following table illustrates this dilution per share to investors purchasing shares in this offering:

Public offering price per share	$
Pro Forma net tangible book value per share as of September 30, 2014
Increase in pro forma net tangible book value per share attributable to new investors in offering
Pro forma as adjusted net tangible book value per share after giving effect to the offering
Dilution per share to new investors	$

The above illustration of dilution per share to investors participating in this offering assumes that the underwriters do not exercise their over-allotment option and that they do not exercise the warrants to be granted to them upon completion of this offering.

The above discussion and table are based on shares of our common stock issued and outstanding as of September 30, 2014, plus the 3,200,000 shares issued to RCP V on November 26, 2014, as noted above, but does not include the following, all as of September 30, 2014:

•	68,750 shares of common stock issuable upon exercise of outstanding warrants, 18,750 of which have been issued to a potential supplier and have an exercise price of $11.00 per share, and 50,000 of which have been issued to a consultant and have an exercise price of $12.80; and

•	25,240,676 shares of Second Tranche Stock issuable to Rochon Capital under certain limited circumstances pursuant to the Amended Share Exchange Agreement as described above under “Prospects Supplement Summary.” Upon issuance, such shares will possess no rights other than voting rights and will be subject to strict transfer restrictions.

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $       per share, representing an immediate increase in pro forma as adjusted net tangible book value of $      per share to our existing stockholders and an immediate dilution in net tangible book value of $     per share to investors participating in this offering.

To the extent that any of the outstanding warrants are exercised, there will be further dilution to new investors.

S-28

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

S-29

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2014:

•	on an actual basis;

•	on a pro forma basis as of September 30, 2014 to reflect the conversion of the RCP V Note into 3,200,000 shares of our common stock, which occurred on November 26, 2014; and

•	on a pro forma as adjusted basis to give further effect to the issuance and sale of shares of our common stock in this offering and the use of net proceeds as discussed in “Use of Proceeds.”

	Actual	Pro Forma	Pro Forma As Adjusted(1)
Long-term debt, including current portion	$26,373,516	$4,883,749
Common stock, $0.0001 par value: 250,000,000 shares authorized, 24,396,195 shares issued and outstanding, actual; 250,000,000 shares authorized, 27,596,195 shares issued and outstanding, pro forma; 250,000,000 shares authorized, 34,262,862 shares issued and outstanding, pro forma as adjusted	2,440	2,760
Additional paid in capital	15,230,712	36,720,159
Accumulated deficit	(25,419,083)	(25,419,083)
Accumulated other comprehensive loss	(122,004)	(122,004)

Total shareholders’ (deficit) equity attributable to CVSL	(10,307,935)	11,181,832
Stockholders’ equity attributable to non-controlling interest	5,598,745	5,598,745

Total shareholders’ (deficit) equity	(4,709,190)	16,780,577

Total capitalization	$21,664,326	$21,664,326

(1)	The number of shares of common stock to be outstanding after the offering is based on the number of shares outstanding as of September 30, 2014 and includes 3,200,000 shares of our common stock that were issued to RCP V on November 26, 2014 upon the conversion of the RCP V Note and does not include:

•	68,750 shares of common stock issuable upon exercise of outstanding warrants, 18,750 of which have been issued to a potential supplier and have an exercise price of $11.00 per share, and 50,000 of which have been issued to a consultant and have an exercise price of $12.80;

•	25,240,676 shares of Second Tranche Stock issuable to Rochon Capital under certain limited circumstances pursuant to the Amended Share Exchange Agreement as described above under “Prospects Supplement Summary”;

•	shares of our common stock issuable upon exercise of the warrants granted to Aegis Capital Corp. upon completion of this offering; and

•	up to additional shares of common stock issuable upon exercise of the underwriter’s over-allotment option.

This capitalization table should be read in conjunction with management’s discussion and analysis of results of operations and our consolidated financial statements and related notes included in our annual report on Form 10-K/A for the year ended December 31, 2014 and in our Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, and the other financial information included and incorporated by reference in this prospectus supplement.

S-30

UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement, dated February     , 2015, with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Aegis Capital Corp.
Feltl and Company, Inc.
Total

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the shares offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $                per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to forty-five (45) days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of           additional shares from us. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be approximately $     and the total proceeds to us, before expenses, will be approximately $     .

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Without Over-Allotment Option	With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$
Non-accountable expense allowance (1.0%)(1)	$	$	$

(1)	The expense allowance of 1.0% is not payable with respect to the shares of common stock sold upon exercise of the underwriters’ over-allotment option.

S-31

We have paid an expense deposit of $15,000 to the representative, which will be applied against the accountable expenses that will be paid by us to the representative in connection with this offering. The underwriting agreement provides that in the event the offering is terminated, the $15,000 expense deposit paid to the representative will be returned to us to the extent that offering expenses are not actually incurred by the representative.

We have agreed to pay certain of the underwriters’ expenses relating to the offering, including (a) all fees incurred in clearing this offering with FINRA; (b) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual and $15,000 in the aggregate; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of such foreign jurisdictions as the underwriters may reasonably designate; (d) the fees and expenses of counsel to the underwriters not to exceed $25,000; (e) $25,000 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (f) up to $20,000 of the representative’s actual accountable road show expenses for the offering. The total of any advanced payments will be refundable to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses of the offering payable by us, excluding the underwriting discount and expense reimbursement, will be approximately $200,000.

Lock-Up Agreements.  We, our directors and executive officers expect to enter into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of ninety (90) days from the date of this prospectus supplement without the prior written consent of the representative, agree not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our securities or any securities convertible into or exercisable or exchangeable for shares of our common stock owned or acquired on or prior to the closing date of this offering (including any shares of common stock acquired after the closing date of this offering upon the conversion, exercise or exchange of such securities); (2) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the capital stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of shares of capital stock or such other securities, in cash or otherwise, other than (a) the issuance and/or sale of securities in connection with a business acquisition (so long as the purpose of such business acquisition is not for capital raising), (b) the issuance of shares of our capital stock under our current At-the Market Issuance Sales Agreement, or (c) the issuance of securities as compensation.

The lock-up period described in the preceding paragraphs will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release.

Representative’s Warrants. We have agreed to issue to the representative warrants to purchase up to a total of           shares of common stock (2.5% of the shares of common stock sold in this offering, but excluding the over-allotment option). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to $       per share, or 125% of the public offering price per share in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Accordingly, the representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of effectiveness. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

S-32

Right of First Refusal. So long as we receive in excess of $20 million in gross proceeds from the offering, then for a period of twelve (12) months from the closing of the offering, the representative will have an irrevocable right of first refusal to act as investment banker, book-runner and/or placement agent, at the representative’s sole discretion, for our next public equity or private equity offering (or that of any successor to or subsidiary of the Company), including any equity-linked financing, during such twelve (12) month period, provided that the proceeds of any such succeeding offering are $50 million or less. If the proceeds of any succeeding offering exceed $50 million, then no such right of first refusal will apply. Subject to the foregoing, the representative will be entitled to receive compensation for acting as an investment banker, book-runner and/or placement agent in such future offering with total economics of at least 42.5% of the gross underwriting spread and reimbursements.

Electronic Offer, Sale and Distribution Shares. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees and expense reimbursements. Except as disclosed below, we have no present arrangements with any of the underwriters for any further services.

We have entered into a financial advisor agreement with Feltl and Company, Inc. (“Feltl”), pursuant to which Feltl will provide certain financial advisory services to us in connection with securities offerings including the offering. Pursuant to the terms of the agreement, Feltl may receive customary fees for their services in an amount not to exceed $250,000 in the aggregate, as well as an expense allowance.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•	Overallotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase pursuant to their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares pursuant to their option to purchase additional shares. The underwriters may close out any short position by exercising their option to purchase additional shares and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of their option to purchase additional shares. If the underwriters sell more shares than could be covered by exercise of the option to purchase additional shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

S-33

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NYSE MKT, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the NYSE MKT in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the common stock under this prospectus supplement is only made to persons to whom it is lawful to offer the common stock without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the common stock sold to the offeree within twelve (12) months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the common stock, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The common stock may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

S-34

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of common stock will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common stock have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock has not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

S-35

Israel

The common stock offered by this prospectus supplement has not been approved or disapproved by the Israeli Securities Authority, or “ISA,” nor has such common stock been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus supplement; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale in Israel, directly or indirectly, to the public of the common stock offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the common stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa , “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common stock or distribution of any offer document relating to the common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock being declared null and void and in the liability of the entity transferring the common stock for any damages suffered by the investors.

Japan

The common stock have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

S-36

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument)). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common stock has been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for common stock is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”); (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO; or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

S-37

LEGAL MATTERS

Gracin & Marlow, LLP, New York, New York will pass upon certain legal matters relating to the issuance and sale of the common stock offered hereby on behalf of CVSL Inc. Certain legal matters in connection with this offering will be passed upon for the underwriters by Reed Smith LLP, New York, New York.

EXPERTS

The consolidated financial statements of CVSL Inc. and subsidiaries as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of PMB Helin Donovan, LLP, an independent auditor, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

The financial statements for TLC as of and for each of the two years in the period ended December 31, 2012, incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of Plante & Moran, PLLC, an independent auditor, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov.

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or Internet site.

Additional information about CVSL Inc. is contained at our website, www.cvsl.us.com. Information on our website is not incorporated by reference into this prospectus supplement. We make available on our website our Annual Reports on Form 10-K, and Form 10-K/A, Quarterly Reports on Form 10-Q and Form 10 Q/A and Current Reports on Form 8-K as soon as reasonably practicable after those reports are filed with the SEC. The following Corporate Governance documents are also posted on our website: Code of Conduct, Code of Ethics and the Charters for the Audit Committee, Compensation Committee and Nominations Committee of the Board of Directors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering, however, we are not incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014, and our annual report on Form 10-K/A Amendment No. 1 for the fiscal year ended December 31, 2013, filed with the SEC on October 21, 2014;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 15, 2014, and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended March 31, 2014, filed with the SEC on October 22, 2014;

S-38

•	Our quarterly report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 14, 2014, and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended June 30, 2014, filed with the SEC on October 22, 2014;

•	Our quarterly report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 14, 2014, and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended September 30, 2014, filed with the SEC on November 18, 2014;

•	Our current reports on Form 8-K filed with the SEC on February 24, 2014, June 16, 2014, July 15, 2014, August 1, 2014, September 18, 2014, October 14, 2014, October 16, 2014, November 26, 2014, November 28, 2014, December 3, 2014, and February 6, 2015 (other than as indicated therein) and our Form 8-K/A filed on May 30, 2013; and

•	The description of our common stock set forth in our registration statement on Form 8-A12B, filed with the SEC on November 18, 2014 (File No. 001-36755).

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address and telephone number:

2400 North Dallas Parkway, Suite 230
Plano, Texas 75093

(972) 398-7120

S-39

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

• shares of common stock;

• shares of preferred stock;

• warrants;

• debt securities; and

• units consisting of any combination of common stock, preferred stock, warrants or debt securities.

We may offer these securities in amounts, at prices, and on terms determined at the time of offering. We may sell these securities directly to you through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully, together with additional information described under the heading “Where You Can Find More Information,” before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is currently traded on the NYSE MKT, under the symbol “CVSL.” The last reported sale price of our common stock on the NYSE MKT on January 9, 2015 was $8.96 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus (which term includes, as applicable, the sales agreement prospectus filed with the registration statement of which this prospectus forms a part) that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “CVSL,” the “Company,” “we,” “our” and “us” refer to CVSL Inc., a Florida corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

1

PROSPECTUS SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. Therefore, you should read the entire prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus before making any investment decision.

Overview

We operate a multi-brand direct selling/micro-enterprise company that employs innovative operational, marketing, social networking and e-commerce strategies to drive a high-growth global business. We are engaged in a long-term strategy to develop a large, global, diverse company that combines the entrepreneurship, innovation and relationship-based commerce of micro-enterprise with the infrastructure and operational excellence of a large scale company. We are building an online “community” consisting of a growing number of entrepreneurs and their customers, who can share various economic benefits of membership. Our growth is supported by a highly disciplined acquisition strategy focused on quality targets that can benefit from our significant operational expertise, turnaround strategies, financial resources, access to innovative technologies, and core infrastructure. We completed our first seven acquisitions of direct selling companies during 2013 and in the first quarter of 2014 and currently have a presence in seven major product categories: home décor, gourmet foods and spices, nutritional supplements, skin care, home improvement, stationery and home security. During 2013, we had $84.9 million in revenues. The following table sets forth our quarterly revenues for the fiscal year ended 2013, revenues for the first, second and third quarter of 2014 and aggregate revenues for our four most recent reported quarters:

	Fiscal Year 2013				Fiscal Year 2014
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Trailing Four Quarters
Revenues	$4,268,010	$20,116,868	$24,292,400	$36,810,551	$26,670,921	$24,586,118	$24,017,441	$112,085,031

Acquisitions

Our disciplined acquisition strategy is derived from the industry knowledge and operating expertise of our management team, which we believe allows us to identify, evaluate and integrate premium micro-enterprise companies that can benefit from our company’s resources, while contributing to our overall growth strategy. We have grown at a rapid pace as a result of our recent acquisitions and intend to continue to aggressively pursue additional acquisitions in the micro-enterprise space. As of the date of this prospectus, our micro-enterprise portfolio is comprised of the following seven businesses:

Business*	Date of Acquisition	Number of Countries with Sales Presence	Products
The Longaberger Company (“TLC”)	March 18, 2013	2	Premium hand-crafted baskets and products for the home
Your Inspiration at Home (“YIAH”)	August 22, 2013	3	Hand-crafted spices from around the world
Project Home (formerly Tomboy Tools)	October 1, 2013	1	Tools designed for women, as well as home security systems
Agel	October 22, 2013	40	Nutritional supplements and skin care products
My Secret Kitchen	December 20, 2013	1	Unique line of gourmet food products
Paperly	December 31, 2013	1	Custom stationery and paper products
Uppercase Living	March 13, 2014	2	Customizable vinyl expressions for display on walls

* We have signed a definitive acquisition agreement to acquire Golden Girls LLC (“Golden Girls”), an entity that exchanges gold, silver and platinum jewelry for cash; however, the transaction has not yet closed.

Each company we acquire maintains its own unique identity, sales force, leadership, brand and culture. CVSL provides each company it acquires with a common shared corporate infrastructure that provides operating efficiencies in areas such as sourcing, manufacturing, IT, distribution and administration. CVSL also provides operational expertise and cross-pollination of business ideas and best practices across companies. With each acquisition we expand our product and service base, our customer base and our geographic base, as well as our independent sales force. CVSL currently has sales in more than 40 countries on six continents around the world and has established a strong foundation for further international expansion for all of its companies. We believe we have an opportunity to leverage the resources, infrastructure and local market expertise we have in each of the countries where we have operations and sales.

2

In addition to the direct selling companies identified above, on September 25, 2012, we consummated a share exchange agreement (the “Share Exchange Agreement”) with Happenings Communications Group, Inc. (“HCG”) and Rochon Capital Partners, Ltd. (“Rochon Capital”), an entity controlled by John Rochon, our Chief Executive Officer and Chairman of the Board, whereby Rochon Capital transferred 100% of the outstanding shares of HCG to us in exchange for approximately 95% of the common stock (on a fully-diluted basis upon issuance) of CVSL, (the “Initial Exchange”), to be issued in two tranches, the first of which (consisting of 21,904,302 shares of our common stock) was issued on September 25, 2012, and the second of which (consisting of 25,240,676 shares of our common stock), which may be issued in the future, under certain limited circumstances as hereinafter described. The Initial Exchange resulted in HCG becoming our wholly-owned subsidiary.

On December 1, 2014, we entered into an amendment to the Share Exchange Agreement with Rochon Capital (as amended, the “Amended Share Exchange Agreement,”) which became effective as of December 1, 2014 and limits Rochon Capital’s right to be issued the remaining 25,240,676 shares solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock. Upon issuance, these shares will possess no rights other than voting rights and will be subject to strict transfer restrictions.

From September 2012 until our first acquisition in March 2013, our primary focus was on the publishing business conducted by HCG, which until March 2013 was our sole revenue producing business. For the year ended December 31, 2012, we derived $0.9 million in revenue from the operations of HCG. Prior to our acquisition of HCG in September 2012, our primary business was the development of products for medical use. The medical products line of business was terminated in December 2012. HCG publishes a monthly magazine, Happenings Magazine, which references events and attractions, entertainment and recreation, and people and community in Northeast Pennsylvania. HCG also provides marketing and creative services to various companies, including direct selling companies. Such services may include creating brochures, sales materials, websites and other communications for independent sales representatives and ultimate customers. As a result, HCG is available to serve as an “in-house” resource for our current direct selling companies and the direct selling companies we hope to acquire in the future.

Recent Developments

On July 31, 2014, TLC and CFI NNN Raiders, LLC (“CFI”), entered into an Agreement of Purchase and Sale (the “Sale Leaseback Agreement”) pursuant to which TLC agreed to sell to CFI certain real estate owned by TLC and used by TLC in its manufacturing, distribution and showroom activities. The real estate described in the Sale Leaseback Agreement was purchased by CFI and the aggregate purchase price was $15,800,000 ($4,400,000 of which is held with CFI as a security deposit and will be released to TLC over time as certain targets are met).

Concurrently with entering into the Sale Leaseback Agreement, we entered into a Master Lease Agreement with CFI (the “Master Lease Agreement”). The Master Lease Agreement provides for a 15-year lease term and specifies the base quarterly payment for the real estate leased. The base quarterly payment in the first year is $551,772 and increases 3% annually each year thereafter. During the lease term, all of the costs, expenses and liabilities associated with the real estate are to be borne by us, and we are entitled to the unlimited use of the real estate. The Master Lease Agreement includes customary events of default, including non-payment by us of the quarterly payment or other charges due under the Master Lease Agreement. We used the proceeds from the sale of the real estate to pay off outstanding bank debt and intend to use the remaining proceeds for working capital purposes.

Strengths and Competitive Advantages

We believe that the following sets us apart from our competitors:

• Our experienced management team and board of directors.   Our management team and board of directors (the “Board”) are comprised of highly experienced industry leaders, including John P. Rochon, our Chairman of the Board and Chief Executive Officer. Mr. Rochon has 35 years of experience in capital markets, finance, operations, mergers and acquisitions, business planning, technology, sales and brand building, including an ownership position and prior senior management experience as the Chairman and Chief Executive Officer of Mary Kay Inc., a company he led through global expansion to 37 countries, a major investment in technology and a successful management-led leveraged buyout. Other members of the senior management team and the Board have also had significant experience in the direct selling industry and other industries, including Russell Mack (Mary Kay, American and United Airlines, the White House), Kelly Kittrell (Bank of America, Ernst & Young, KPMG Peat Marwick), William Randall (Mary Kay, BeautiControl), and Julie Rasmussen (Mary Kay, Hertz Russia, with clients including RJR Nabisco, Johnson and Johnson). In addition, our team includes other employees and consultants with significant experience in the direct selling industry, including Thomas Reynolds, Ph.D. (Wirthlin Reynolds, clients including Coca Cola, Federal Express, Procter and Gamble) and Richard Holt (Amway, NuSkin).

• Our diverse product offerings and large distributor and customer base.  Each company that we acquire adds to our diverse product offerings portfolio as well as to our large representative and customer base. Currently, we have over 47,000 active independent sales force members and numerous customers in our CVSL family. We currently offer products and services in the following categories: home décor, gourmet foods and spices, nutritional supplements, personalized stationery, skin care, home improvement and home security. We intend to grow our business into additional product and service categories.

3

• A differentiated shopping experience integrating social media and other state of the art technologies.  We provide a differentiated shopping experience for our customers through our energized sales force and our innovative use of social media and other technologies for the sale of our products and services, which provides a multi-channel presence. For example, each of our independent sales representatives has his or her own personalized webpage which allows them to offer a convenient shopping experience and to establish a loyal customer base. We have invested in a state of the art IT system for use by our independent sales force members, as well as a new Enterprise Resource Planning (“ERP”) system for operational use. Starting in April, 2014, CVSL began converting to its new, more modern and sophisticated IT platform for these functions, internally and externally. These systems are being implemented first at TLC. We plan to eventually use these systems at all of our other companies. This new IT system makes the shopping experience easier and more efficient for customers. Our technology upgrade at TLC has two distinct but related aspects, both of which are aimed at improving the company’s efficiency as a business and making it more attractive to sellers and customers. The internal side of the upgrade, the ERP system, gives the company improved ability to manage all aspects of its operations and finance, including financial planning, regular reporting of daily financial metrics to management, ordering of components for manufacturing and vendor-sourced products, accounting, and similar aspects of monitoring the business in order to make better-informed business decisions. The external side of the upgrade is the IT platform on which TLC’s sales force monitors their own businesses. It provides them with the information they need to track sales, their progress toward achievement and reward levels, and their downline recruits. The IT platform also includes a customer-facing side, which includes the individual web sites from which customers can shop and place orders. Independent sales representatives now have a centralized site for product information and placing orders, and customers can now more easily maneuver through the site from the home page to the order pages with less clicks. Separately, we have been developing, and have launched, a new website for our benefits program called “ CVSL Connections,” which seeks to bring all of our independent sales representatives, along with their respective customers, into our virtual community, where they can explore the offerings of all of our CVSL companies, view social media postings from all of our CVSL companies, and receive a range of discounts and other benefits from third-party partners.

• Our ability to benefit from the brand recognition and loyal customers of each company we acquire.  We strive to acquire target companies with well established brands and loyal customers. We believe this approach allows us to maximize sales opportunities by increasing the chances that our customers will buy multiple products and services from our CVSL family of companies. We intend that each company that we bring into the CVSL community will maintain its own brand identity, independent sales representatives, key product lines and key leaders.

• Our scalable business model.  CVSL provides each company it acquires with a common shared corporate infrastructure that provides operating efficiencies in sourcing, manufacturing, IT, distribution and administration. As noted above, a new IT system is being introduced at TLC for sales support and a new ERP system for operational use, and once fully implemented it is expected that the systems will be made available to all other CVSL companies. In addition, YIAH has now begun operations in North America while continuing operations in Australia, operating out of our Newark, Ohio office building and Project Home, formerly conducting business under the name Tomboy Tools (“Project Home”), has shifted inventory and distribution from its facilities in Denver, Colorado to our Ohio facilities. YIAH’s manufacturing facility in Australia has commenced production of certain products to be sold by My Secret Kitchen in the United Kingdom, allowing for both companies to benefit from economies of scale and best practices in manufacturing. We anticipate further integration over time of back-office functions by all our companies, resulting in what we expect to be additional cost synergies. “Shared services” are also being developed in areas such as marketing support, travel, distribution, customer care and legal support. CVSL also provides operational expertise and cross-pollination of business ideas across companies. Our role in managing our companies varies according to the needs and circumstances of each company. Our intention is that all of our companies will be able to operate in a relatively self-sufficient manner on a day-to-day basis, drawing upon our management as needed to set strategy, improve operations or solve problems, such as identifying suitable strategic business opportunities or other partnerships. However, companies may require varying levels of involvement from the CVSL management team from time to time. For example, TLC has required rather significant, hands-on management by members of the CVSL team in order to help it bring its costs under control and to ensure that it operates with best practices. Agel, on the other hand, sells products in approximately 40 countries and, because each international market tends to be comparatively self-contained from a management perspective, it has required less hands-on management from CVSL than TLC.

• Our unique incentives program.  Through our CVSL Connections program, we are building an array of attractive benefits and other incentives for our independent sales representatives and their customers, including a range of useful discounts in areas such as travel, amenities, office supplies, entertainment, services and other benefits. The Hertz Corporation is the first partner, subsequently joined by Vivint, Inc. Home Automation, Bond Street Office Supplies, Square Inc. Payment Solution, Dynamics co-branded Visa credit cards, Protect America, Inc. Home Security and XOOM Energy, LLC. We are in various stages of discussion with a number of other partners. We have launched a web-based portal for members of the CVSL Connections program and will continue to build out features and offers available over time, which will allow members to access these exclusive benefits. As the CVSL Connections program grows over time, we believe it will have a powerful impact on customer and sales field loyalty.

4

Our Strategy

Our goal is to combine the power of micro-enterprise with the power of personal networks, linking millions of interpersonal relationships in a virtual “community.” We are engaged in a long-term growth strategy to develop a large, diverse global company in the micro-enterprise sector. A core component is our ongoing acquisition strategy, which we expect will result in additional revenue being added as more companies are acquired. We intend to “build out” the CVSL family of companies across multiple dimensions by expanding in each of the following areas:

• Product and Service Categories.  We seek to acquire micro-enterprise companies with diverse product and service offerings, which will allow us to gain a foothold in a fundamental category of products or services that has significant potential to grow over time. The size of a target company is not as important to us as gaining entry into a desirable new product or service category. We also believe that we will be able to grow each of our portfolio companies organically by our leveraging of operational infrastructure, as well as shared best practices in operations, sales and sales field recruiting. As described under “Strengths and Competitive Advantages-Our Scalable Business Model,” we are already leveraging our operational infrastructure to support our current companies. For example, YIAH and Project Home use office and distribution space at our facilities in Ohio and the shared services events and marketing teams at our offices have helped multiple companies that previously used outside third parties with new catalogues and event planning. In addition to the shared operational resources currently being leveraged by the various companies, we have plans to continue to integrate the back-office. For example, the implementation of our new ERP system at TLC is expected to be rolled out to the other companies over time, which will be beneficial from a simplicity (single system to manage and operate) and cost (single system to host and maintain) standpoint.

• Geography.  We seek to acquire companies in new geographic markets. Our major markets outside the United States currently are Australia, Italy, Russia and other Eastern European countries. Each time we acquire a company in a new geographic market, we gain a foothold in that country which represents additional growth potential. Each new geographic market we are able to penetrate becomes an established platform in which our other portfolio companies may conduct commerce, saving the investment of time and expense that would be otherwise necessary for each company to open new markets individually. Although we do not have any immediate plans to expand our sales or operations to any new countries and believe that there is ample room to expand our sales and operations within the countries in which we currently have a presence, should a business opportunity in a new country present itself, we would consider entering such geographic markets.

• The “Consumer Cloud.”  Every micro-enterprise company we acquire brings with it names and contacts that represent personal relationships with current sellers, former sellers, current customers and former customers. We intend to use social media as one method to reach and connect all of these people. There are numerous connections already within the CVSL family of companies and we intend to continue to add many more connections through organic growth and acquisitions. The “consumer cloud” refers to a database with a list of connections, including information regarding current and former sellers in our independent sales force, current and former customers, in some cases current and former hosts or hostesses (for party plan companies), and employees. The number of such connections varies according to the size of the company. From this database we are able to derive information regarding these individuals including names, addresses, email addresses, phone numbers and past selling or purchasing history. These persons can be reached via email, and in some cases by phone or in writing. They can also be reached when they visit the websites of any CVSL company, or the website for the CVSL Connections program, or the personalized website of any of our CVSL independent sales representatives.

In the consumer cloud, CVSL can inform these contacts about opportunities or product or service offerings at all of our CVSL companies, it can engage them in dialog through social media (e.g., Facebook), and can provide them with benefits and privileges such as discounts on products or services offered by third-party partners—for example, rental cars, office supplies, a credit card offering, etc. Each time a CVSL company adds another seller or customer to its database, it obtains additional connections from that person (organic growth), and each time CVSL acquires another company, it adds to its database the total number of connections which that acquired company has already accumulated. These connections represent numerous personal relationships between family members, friends, neighbors, co-workers, etc. When a consumer recommends a product to a friend, family member or neighbor, that recommendation carries more credibility than even the most effective advertising. Our strategy is to build a virtual “community” which offers its members an attractive and growing array of benefits and privileges.

• Gender Demographics.  Our collective sales forces of our companies, and their customers, represent both gender demographics, although the gender breakdown varies from company to company. We seek to acquire companies that will appeal to both gender demographics. For example, the sales force of TLC and its customer base is predominantly female, while the sales force and customer base of Agel, is comprised of more men than women. In general, the micro-enterprise/direct selling sector globally tends to be more female than male. According to a 2011 study by the Direct Selling Association, 78% of direct selling entrepreneurs were female. However, both genders are represented in varying proportions, depending on the nature of the product or service.

The Direct Selling Industry

Direct selling is a well-established sales channel where products are marketed directly to customers, eliminating the need for middlemen, wholesalers, advertisers and retailers. The global direct selling market is a growing $166 billion industry. The U.S. portion of the direct selling industry alone exceeds $31 billion in annual sales. Worldwide, more than 90 million people are estimated to participate in direct selling. According to the World Federation of Direct Selling Associations, the four largest direct selling markets are the United States, Japan, China and Brazil, but the direct selling industry has a strong presence in every region of the world. Our management team believes that there are numerous companies in the micro-enterprise sector with annual revenues of $50 to $300 million.

5

General Corporate Information

We were incorporated under the laws of the State of Delaware in April 2007 under the name Cardio Vascular Medical Device Corporation. In June 2011, we converted to a Florida Corporation and changed our name to Computer Vision System Laboratories Corp. On May 23, 2013, we changed our name to CVSL Inc.  Our principal offices are located at 2400 North Dallas Parkway, Suite 230, Plano, Texas 75093 and our telephone number is (972)398-7120.  Our website address is www.cvsl.us.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not a part of this report.

RISK FACTORS THAT MAY AFFECT FUTURE RESULTS

You should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K/A for the year ended December 31, 2013 and in our subsequent quarterly reports on Form 10-Q/A, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with an offering under this prospectus and the applicable prospectus supplement before you make a decision to invest in our securities. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated by reference.

We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. Such statements are based on assumptions and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include the following:

• We have suffered operating losses since inception and we may not be able to achieve profitability;

• We may be unable to service, or upon maturity, refinance or repay, our current outstanding debt obligations or any future debt obligations, which require a significant amount of cash;

• We may be unable to successfully implement our acquisitions strategy;

• We may be unable to successfully integrate acquired companies;

• We may have difficulty managing or supporting future growth;

• A significant percentage of our voting securities are under the control of John Rochon;

• We are dependent upon certain members of management and certain affiliated entities;

• Each of our subsidiaries is dependent on its key personnel, the loss of which could have a significant adverse effect on the operations of the affected subsidiary;

• We may be unable to attract and retain key employees and independent sales representatives;

• We may be unable to compete in the market for the retention of independent sales representatives, acquisition candidates or product sales;

• We may not satisfy U.S. and international regulatory requirements;

• Our business depends upon our ability to gain market acceptance of our products;

• Our business depends upon our information technology systems;

• We are subject to certain risks of conducting business internationally;

• We need to protect our intellectual property;

• We need to protect against product liability claims or intellectual property claims; and

• Our management will have broad discretion over our use of proceeds from an offering under this prospectus and the applicable prospectus supplement.

6

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

For more information on the uncertainty of forward-looking statements, see “Risk Factors” in our Annual Reports on Form 10-K/A and our Quarterly Reports on Form 10-Q/A and any applicable prospectus supplement.

USE OF PROCEEDS

We intend to use a substantial portion of the net proceeds, if any, from the sales of securities offered by this prospectus to acquire other businesses that we believe will be synergistic with our current businesses. As of the date of this offering, we have no current definitive agreements or commitments with respect to any acquisition other than the Golden Girls acquisition for which we have signed a definitive agreement; however, the conditions to closing have not yet been satisfied as of the date of this prospectus. The remaining net proceeds will be used for general working capital purposes, including ongoing operations, expansion of the business and further research and development.

The expected use of the net proceeds from an offering under this prospectus or a prospectus supplement represents our current intentions based on our present plans and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds. The amounts and timing of our actual expenditures will depend on numerous factors including costs of any companies we acquire. Accordingly, our management will have broad discretion over the application of the net proceeds from the sales of securities offered by this prospectus, and investors will be relying on the judgment of management regarding the application of the net proceeds from the sales of securities offered by this prospectus. We may find it necessary or advisable to reallocate the net proceeds from the sales of securities offered by this prospectus or a prospectus supplement; however any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending the uses described above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

We may offer shares of our common stock, preferred stock, debt securities, warrants to purchase any of such securities, either individually or in combination, and/or units consisting of some or all of such securities for total gross proceeds of up to $100 million, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered. Below is a summary of the securities we may offer under this prospectus (together with the applicable prospectus supplement).

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and related provisions of our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws.

Our authorized capital consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 500,000 shares of preferred stock, par value $0.0001 per share. As of December 30, 2014, 27,599,012 shares of common stock were outstanding (which does not include the 25,240,676 shares of common stock issuable to Rochon Capital Partners Ltd (“Rochon Capital”), an entity controlled by John Rochon, our Chief Executive Officer and Chairman of the Board, in connection with the second tranche closing under the share exchange agreement described below.) On September 25, 2012, we consummated a share exchange agreement, with Happenings Communications Group, Inc. (“HCG”) and Rochon Capital, whereby Rochon Capital transferred 100% of the outstanding shares of HCG to us in exchange for approximately 95% of our common stock to be issued in two tranches, the first of which was issued on September 25, 2012 and the second of which will be issued solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock.  Upon issuance, such shares will possess no rights other than voting rights and will be subject to strict transfer restrictions. No shares of preferred stock are currently outstanding.

7

DESCRIPTION OF COMMON STOCK

The following is a description of the rights associated with our common stock generally. Holders of shares of our common stock have the right to cast one vote for each share of common stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. Except as otherwise required by Florida law, other than the election of directors, all other action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of shareholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy. The election of directors by our shareholders is determined by a plurality of the votes cast by the stockholders entitled to vote at any meeting held for such purposes at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute, by our articles of incorporation, or by our bylaws, the presence, in person or by proxy duly authorized, of one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or the amendment of our articles of incorporation.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Holders of shares of our common stock are not entitled to preemptive or subscription or conversion rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are, and the shares of common stock sold in an offering under this prospectus and the applicable prospectus supplement, will when issued be fully paid and non-assessable.

If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. The common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

Reverse Stock Split

We effected a 1-for-20 reverse stock split of our outstanding common stock on October 16, 2014. Upon the effectiveness of the reverse stock split, every 20 shares of outstanding common stock decreased to 1 share of common stock. Similarly, the number of shares of common stock into which each outstanding option and warrant to purchase common stock was exercisable decreased on a 1-for-20 basis, and the exercise price of each outstanding option and warrant to purchase common stock increased proportionately.

Outstanding Warrants

As of July 2, 2014, a total of 68,750 shares of common stock were issuable upon the exercise of outstanding warrants, 18,750 have an exercise price of $11.00 per share (the “May 2014 Warrants”) and 50,000 have an exercise price of $12.80 (the “July 2014 Warrant”). The May 2014 Warrants were issued to a potential supplier and are exercisable for a term that expires on May 5, 2015; provided, however, that the term will be extended for an additional year if on May 5, 2015 the shares of common stock underlying the warrant are subject to an effective registration statement under the Securities Act or our common stock is listed on the Nasdaq National Market, the NYSE or the NYSE MKT. In addition, the May 2014 Warrants provide for piggyback registration rights upon request, in certain cases. The exercise price and number of shares issuable upon exercise of the May 2014 Warrants is subject to adjustment in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. The July 2014 Warrant was issued to a consultant and is exercisable for a ten day period commencing 720 days after issuance; however the July 2014 warrant expires without an opportunity to exercise it on July 1, 2015, unless the term is extended for an additional year which term will be extended only if on July 1, 2015 the shares of common stock underlying the warrant are subject to an effective registration statement under the Securities Act or our common stock is listed on the Nasdaq National Market, the NYSE or the NYSE MKT. In addition, the July 2014 Warrant provides for piggyback registration rights upon request, in certain cases. The exercise price and number of shares issuable upon exercise of the July 2014 Warrant is subject to adjustment in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. Warrants issued in May 2012 exercisable for an aggregate of 114,384 shares of common stock with an exercise price of $11.00 per share expired unexercised in May 2014.

Registration Rights

On September 25, 2012, we entered into a Registration Rights Agreement with Rochon Capital which granted the holders of Registrable Securities (as defined below) two demand registration rights upon request of at least 25% of the then outstanding Registrable Securities (as defined below). Registrable Securities are entitled to two demand registration rights. The holders of the Registrable Securities have unlimited piggyback registration rights. Registrable Securities are defined as: (1) any shares of common stock held by Rochon Capital (or any assignee or transferee of any Registrable Securities) or issuable upon conversion, exercise or exchange of options, warrants, convertible securities or exchangeable securities owned by Rochon Capital (or any assignee or transferee of any Registrable Securities) at any time, and (2) any shares of common stock issued or issuable with respect to any shares described in subsection (1) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Tami Longaberger was added as a party entitled to registration rights under the Registration Rights Agreement.

The holders of the May 2014 Warrants and July 2014 Warrant (the “Warrants”) have been granted piggyback registration rights for the registration of the shares of common stock underlying the Warrants, prior to the expiration of the Warrants, if we propose to register any shares of our common stock in connection with a shelf registration statement under Rule 415 of the Securities Act. The piggyback registration rights are not applicable to: (1) the registration of any of our securities in connection with an underwritten public offering; (2) a registration relating solely to an employee benefit plan; (3) a registration relating solely to a transaction under Rule 145 of the Securities Act; or (4) a registration in which the only securities being registered are shares of common stock issuable upon conversion of debt securities which are also being registered.

DESCRIPTION OF PREFERRED STOCK

Our Board has the authority, without action by our shareholders, to designate and issue up to 500,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board determines the specific rights of the holders of the preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, delaying or preventing a change in control of us without further action by our shareholders. The Board’s authority to issue preferred stock without shareholder approval could make it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

The particular terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

• the title and liquidation preference per share of the preferred stock and the number of shares offered;

• the purchase price of the preferred stock;

• the dividend rate (or method of calculation);

• the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

• any redemption or sinking fund provisions of the preferred stock;

8

• any listing of the preferred stock on any securities exchange or market;

• any conversion provisions of the preferred stock;

• the voting rights, if any, of the preferred stock; and

• any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock issued under this prospectus and the applicable prospectus supplement will, when issued, be fully paid and non-assessable.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the preferred stock that we may offer under this prospectus, as well as the certificate of designations, as applicable, that contains the terms of the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock and/or preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, as well as the complete warrant and/or the warrant agreement and warrant certificate, as applicable, that contains the terms of the warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

• the title of the warrants;

• the aggregate number of warrants offered;

• the designation, number and terms of the securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

• the exercise price of the warrants;

• the dates or periods during which the warrants are exercisable;

• the designation and terms of any securities with which the warrants are issued;

• if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

9

• if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

• any minimum or maximum amount of warrants that may be exercised at any one time;

• any terms relating to the modification of the warrants;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

• any other specific terms of the warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act, as amended.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

• title and aggregate principal amount;

• whether the debt securities will be senior, subordinated or junior subordinated;

• applicable subordination provisions, if any;

• provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

• percentage or percentages of principal amount at which the debt securities will be issued;

• maturity date(s);

• interest rate(s) or the method for determining the interest rate(s);

• whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

• dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

• whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

10

• redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

• if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

• authorized denominations;

• whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of debt security;

• amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

• the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

• where the debt securities may be presented for registration of transfer, exchange or conversion;

• the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

• whether the debt securities will be issued in whole or in part in the form of one or more global securities;

• if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

• whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

• the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

• the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

• any covenants applicable to the particular debt securities being issued;

• any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

• currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

• time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

• securities exchange(s) on which the debt securities will be listed, if any;

• whether any underwriter(s) will act as market maker(s) for the debt securities;

• extent to which a secondary market for the debt securities is expected to develop;

• provisions relating to defeasance;

• provisions relating to satisfaction and discharge of the indenture;

• any restrictions or conditions on the transferability of the debt securities;

• provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

11

• any addition or change in the provisions related to compensation and reimbursement of the trustee;

• provisions, if any, granting special rights to holders upon the occurrence of specified events;

• whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

• any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

12

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture.  Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture or securities for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter paid, as and when the same shall have become due and payable, or
•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

13

•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
•	the rights, obligations and immunities of the trustee under the indenture; and
•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance.  Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended, is applicable.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

• the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

• any provisions of the governing unit agreement that differ from those described herein; and

• any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

14

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

Potential Anti-Takeover Effects

Certain provisions set forth in our articles of incorporation, as amended, in our bylaws and under Florida law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by shareholders.

Blank Check Preferred Stock.  Our articles of incorporation and bylaws contain provisions that permit us to issue, without any further vote or action by the shareholders, up to 500,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Special Meetings of Shareholders.  Our bylaws provide that special meetings of shareholders shall be held when directed by the Board. Shareholders are not permitted to call a special meeting of shareholders, to require that the Board call such a special meeting, or to require that our Board request the calling of a special meeting of shareholders.

While the foregoing provisions of our articles of incorporation and bylaws and of Florida law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board, and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Potential Issuance of Second Tranche.  The Amended Share Exchange Agreement, provides for the issuance of the Second Tranche Stock to Rochon Capital or a Permitted Transferee solely upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of our common stock. The Second Tranche Stock, which will possess no rights other than voting rights, may serve as a further deterrent to third parties looking to acquire us.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

15

We expect that our common stock will be listed on a national securities exchange prior to making any offers or sales of securities under this prospectus. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Gracin & Marlow, LLP, New York, New York will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of CVSL Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CVSL Inc. and subsidiaries as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PMB Helin Donovan, LLP, an independent auditor, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

The financial statements for TLC as of and for each of the two years in the period ended December 31, 2012 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

16

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or Internet site.

Additional information about CVSL Inc. is contained at our website, www.cvsl.us.com. Information on our website is not incorporated by reference into this report. We make available on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as soon as reasonably practicable after those reports are filed with the SEC. The following Corporate Governance documents are also posted on our website: Code of Ethics and the Charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, however, we are not incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 31, 2014 and our annual report on Form 10-K/A Amendment No. 1 for the fiscal year ended December 31, 2013 filed with the SEC on October 21, 2014;
•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 15, 2014 and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended March 31, 2014 filed with the SEC on October 22, 2014;
•	Our quarterly report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 14, 2014 and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended June 30, 2014 filed with the SEC on October 22, 2014;
•	Our quarterly report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on November 14, 2014 and our quarterly report on Form 10-Q/A Amendment No. 1 for the quarter ended September 30, 2014 filed with the SEC on November 18, 2014;
•	Our current reports on Form 8-K filed with the SEC on February 24, June 16, July 15, August 1, September 18, October 14, October 16, November 26, November 28 and December 3, 2014 and our Form 8-K/A filed on May 30, 2013; and
•	The description of our common stock set forth in our registration statement on Form 8-A12B, filed with the SEC on November 18, 2014 (File No. 001-36755).

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

2400 North Dallas Parkway, Suite 230
Plano, Texas 75093

(972) 398-7120

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

17

                       Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Aegis Capital Corp

Co-Lead Manager

Feltl and Company

February       , 2015

Until                         , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.